UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DXC Technology Company

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THRIVE. GROW. TOGETHER. Notice of 2018 Annual Meeting of Stockholders and Proxy Statement Wednesday, August 15, 2018 10:30 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/DXC 2018 These materials were first sent or made available to stockholders on or about June 29, 2018

Corporate Office

1775 Tysons Boulevard

Tysons, VA 22102

www.dxc.technology

June 29, 2018

Dear Fellow DXC Stockholder:

The Board of Directors and management of DXC Technology are pleased to invite you to our Annual Meeting of Stockholders on August 15, 2018. This will be a virtual meeting of stockholders, conducted via a live webcast.

Attend Our Virtual Meeting

You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2018. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information about the meeting and will serve as a guide to the business that will be conducted at the online meeting.

A New Era

On April 1, 2017, we completed the merger of CSC with the Enterprise Services business of Hewlett Packard Enterprise to create DXC Technology, which began trading on the New York Stock Exchange on April 3, 2017 under the ticker symbol DXC. The launch of our new company and brand was exciting, memorable and well received by those we serve throughout the world. We have made significant progress on our strategic goals during our inaugural year.

Today, DXC Technology is the world’s leading independent, end-to-end IT services company, serving nearly 6,000 public and private sector clients in diverse industries across 70 countries. Our technology independence, global talent and extensive partner network deliver transformative digital offerings and solutions that help our clients harness the power of innovation to thrive on change.

As you are no doubt aware, the technology industry is undergoing a technology paradigm shift that has strategic implications for IT services providers. With a relentless drive to help clients thrive on change, DXC Technology is responding to this shift by focusing on producing greater value for clients, partners and stockholders, along with growth opportunities for our people.

Engaging with Stockholders

In our first year as DXC Technology, we established an open and constructive dialogue with our stockholders. We met with a number of our stockholders prior to last year’s annual meeting and then again in early 2018 following last year’s say-on-pay result and a review of our executive compensation program and practices.

The Board, its Compensation Committee, and management have given careful consideration to this review, research and input from the Compensation Committee’s independent consultant, and the feedback we received from stockholders and from both proxy advisory firms. We have introduced several changes to our compensation program in fiscal 2018 and plan to implement additional changes in fiscal 2019. You can read about these changes in the executive summary beginning on page 30. We are committed to continually engaging with our stockholders and ensuring our compensation program aligns with stockholder interests.

Last year, DXC Technology management and the Board recommended that we hold an advisory say on pay vote every year in order to receive regular stockholder feedback. We look forward to hearing from our stockholders at this year’s annual meeting on August 15, 2018.

Your Vote is Important

We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing the printed proxy card or voting instruction card if you received paper copies of the proxy materials by mail. The printed card includes instructions for returning the card by mail.

We are very excited about DXC Technology’s strategic direction, the growth opportunities ahead of us, and the capabilities that we and our partners offer as we lead clients on their digital transformation journeys.

We value your support and are committed to communicating regularly and openly. Thank you for your continued trust and confidence.

J. Michael Lawrie Chairman, President & CEO

Notice of 2018 Annual Meeting of Stockholders

Date:	Wednesday, August 15, 2018
Time:	10:30 a.m., Eastern Time
Place:	Online at www.virtualshareholdermeeting.com/DXC2018

The 2018 Annual Meeting of Stockholders of DXC Technology Company will be held on Wednesday, August 15, 2018, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2018. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The purpose of the meeting is:

1.	to elect the 10 nominated directors listed in the proxy statement

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019

3.	to approve, in a non-binding advisory vote, named executive officer compensation, and

4.	to transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on June 18, 2018 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the notice of Internet availability of the proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William L. Deckelman, Jr.

Executive Vice President, General Counsel & Secretary

Tysons, Virginia

June 29, 2018

Proxy Summary	◀

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Meeting Date: August 15, 2018

Meeting Time: 10:30 a.m. Eastern Time

Meeting Place: Online at www.virtualshareholdermeeting.com/DXC2018

Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2018. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Record date: June 18, 2018

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Election of the 10 nominated directors listed in this proxy statement

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019

•	Approval, in a non-binding advisory vote, of named executive officer compensation

•	Such other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation
Proposal No. 1:	Election of each of the nominated directors listed in this proxy statement	FOR each nominee
Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019	FOR
Proposal No. 3:	Approval, in a non-binding advisory vote, of named executive officer compensation	FOR

i

▶	Proxy Summary

Proposal 1: Election of directors

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name	Age	Director Since	Independent	Committee Memberships
				AC	CC	NCG
Mukesh Aghi	62	2017	●		C
Amy E. Alving	55	2017	●			M
David L. Herzog	58	2017	●	C
Mary L. Krakauer	61	2018	●			M
Sachin Lawande	51	2017	●		M
J. Michael Lawrie[1]	65	2017
Julio A. Portalatin	59	2017	●		M
Peter Rutland[2]	39	2017	●	M
Manoj P. Singh	65	2017	●			C
Robert F. Woods	63	2017	●	M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCG	Nominating/Corporate Governance Committee

1	Effective April 3, 2017, Mr. Lawrie was designated Chairman of the Board.
2	Effective April 3, 2017, Mr. Rutland was designated Lead Independent Director.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2019. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of named executive officer compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2018 (fiscal 2018). In evaluating this proposal, we recommend you review our Compensation Discussion and Analysis (CD&A). As discussed in the CD&A, our executive compensation program is designed to provide pay for performance by linking a substantial portion of the annual and long-term compensation of our executive officers to the achievement of company and individual goals. In our first year as a new company, the Compensation Committee and our management team engaged in substantial stockholder outreach regarding our executive compensation program and, as a result, implemented several changes to the program as discussed further in the CD&A. Our compensation program is also designed to align the interests of our executives with those of our stockholders, and we believe the program has been successful in doing so as evidenced by the strong correlation between our CEO’s pay and the company’s total stockholder return.

ii	2018 Proxy Statement

Table of Contents	◀

A. ABOUT THE ANNUAL MEETING	1
Questions and Answers about the Annual Meeting and Voting	1
How do I vote?	6

B. PROPOSALS	7
Proposal 1: Election of Directors	7
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2019	13
Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation	14

C. CORPORATE GOVERNANCE	15
The Board	15
Stockholder Engagement	15
Corporate Governance Guidelines	16
Board Leadership Structure	16
Director Independence	17
Risk Oversight	17
Compensation and Risk	18
Equity Ownership Guidelines	18
Talent Management and Succession Planning	18
Director Education	18
Code of Ethics and Standards of Conduct	19
Board Diversity	19
Mandatory Retirement of Directors	19
Resignation of Employee Directors	19
Communicating with the Board	19
Committees of the Board	20
Audit Committee	20
Compensation Committee	21
Nominating/Corporate Governance Committee	22
Audit Committee Report	22
Director Compensation	23

D. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
Security Ownership	25
Section 16(a) Beneficial Ownership Reporting Compliance	26

E. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
Related Party Transaction Policy	27
Fiscal 2018 Related Party Transactions	27

F. EXECUTIVE COMPENSATION	28
Section 1: Executive Summary	30
Our Performance in Fiscal 2018	30
Creating Value for Stockholders	31
Fiscal 2018 Compensation Highlights	31
Paying for Performance	31
Engaging with Stockholders	32
Changes to our Executive Compensation Program in Fiscal 2018 and 2019	33

iii

▶	Table of Contents

iv	2018 Proxy Statement

About the Meeting	◀

Proxy Statement

for the 2018 Annual Meeting of Stockholders

A.    About the Annual Meeting

We are providing these proxy materials in connection with the 2018 Annual Meeting of Stockholders (the annual meeting) of DXC Technology Company (DXC or the company and sometimes referred to with the pronouns we, us, and our).

The Notice of Internet Availability of Proxy Materials (notice), this proxy statement, any accompanying proxy card or voting instruction card were first made available to stockholders on or about June 29, 2018. Our annual report on Form 10-K for the fiscal year ended March 31, 2018 is being provided with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

We are delivering proxy materials for the annual meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended March 31, 2018, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in Questions and Answers about the Annual Meeting and Voting.

Questions and Answers about the Annual Meeting and Voting

1.	Who is soliciting my vote?

The Board of Directors of DXC (sometimes referred to herein as the Board) is soliciting your vote at the 2018 annual meeting.

2.	When will the meeting take place?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Wednesday, August 15, 2018. You are entitled to participate in the annual meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2018. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the annual meeting).

To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 10:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

3.	Why a virtual meeting?

We are pleased to offer our stockholders a completely virtual annual meeting, which provides worldwide access, improved communication and cost savings for our stockholders and DXC.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www. virtualshareholdermeeting.com/DXC2018. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

1

▶	About the Meeting

4.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

5.	What is the purpose of the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•	to elect the 10 nominated directors listed in this proxy statement

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019, and

•	to approve, in a non-binding advisory vote, the named executive officer compensation.

6.	What are the Board of Directors’ recommendations?

The Board’s recommendation is set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 10 nominated directors listed in this proxy statement;
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019;
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of named executive officer compensation;

7.	Who is entitled to vote at the annual meeting?

The Board of Directors set June 18, 2018 as the record date for the annual meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the annual meeting and any postponements or adjournments thereof.

8.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended March 31, 2018, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

9.	Can I vote my shares by filling out and returning the notice?

No. The notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see How Do I Vote? below.

2	2018 Proxy Statement

About the Meeting	◀

10.	Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?

If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the notice.

If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

11.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

12.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and you are also invited to attend the annual meeting via live webcast.

However, since you are not the stockholder of record, you may not vote these shares at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

13.	How many votes must be present to hold the annual meeting?

For each matter presented, stockholders entitled to cast a majority of the votes that all stockholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the virtual meeting. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the record date there were 283,950,502 shares of DXC common stock outstanding.

3

▶	About the Meeting

14.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1—Election of each of the 10 nominated directors listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

This proposal requires an affirmative FOR vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3—Non-binding advisory vote to approve named executive officer compensation.

This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

15.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.

You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to any proposal other than the ratification of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.

4	2018 Proxy Statement

About the Meeting	◀

16.	How do I vote shares in the Matched Asset Plan (MAP)?

If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on August 13, 2018.

Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.

17.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of DXC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

18.	What does it mean if I receive more than one notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

19.	Are there other matters to be acted upon at the meeting?

DXC does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

20.	Who is paying for the solicitation of proxies?

DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of DXC stock. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000 not including incidental expenses.

21.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at telephone, 1-703-245-9700 or e-mail address, investor.relations@dxc.com.

5

▶	About the Meeting

How Do I Vote?

Your vote is important

You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 14, 2018. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to DXC Technology Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Virtual Meeting

Our annual meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. All stockholders of record on June 18, 2018 are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and, over time, cost savings for our stockholders and our company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC2018. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

6	2018 Proxy Statement

Proposals	◀

B. Proposals

Proposal 1: Election of directors

Our Board of Directors has nominated each of our 10 current directors for re-election at the 2018 Annual Meeting to hold office until the 2019 Annual Meeting or until their successors have been elected and qualified. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Vote required

Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes).

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous diverse factors including independence, experience, age, gender and ethnic diversity, as well as skills and attributes, including:

•	Professional and personal ethics and values

•	Senior level management or operations experience

•	Public company governance experience
•	International business experience

•	Financial literacy and expertise

•	Experience in areas of DXC’s business

In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable attributes. The Committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under Business for 2019 Annual Meeting at the end of this proxy statement. This committee may retain from time to time third-party search firms to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

2018 Director Nominees

Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses, particularly industries and growth segments that DXC serves, such as technology, financial services and international business, as well as key geographic markets where we operate. Each of the nominees holds or has held senior executive positions in large, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a

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constructive and collaborative fashion, diversity of origin, background, experience and thought, and the commitment to devote significant time and energy to service on the Board and its committees.

The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

Mukesh Aghi Age: 62 Director Since: 2017	DXC Committees: • Compensation (Chair)	Other Public Company Boards Former (Past Five Years): • Computer Sciences Corporation

Mr. Aghi has served as a member of our Board since April 1, 2017. Mr. Aghi is president of U.S.-India Business Counsel (USIBC), a business advocacy organization for the U.S. in India. Prior to his service as president of USIBC, Mr. Aghi served as Chief Executive Officer of L&T Infotech from 2012 to 2015 and as Chairman and CEO of Steria India Ltd. from 2007 to 2012.

Mr. Aghi brings to the DXC Board of Directors extensive global business experience, a broad understanding of the IT services industry, strong management skills and operational expertise through his positions with L&T Infotech and Steria India Ltd.

Amy Alving Age: 55 Director Since: 2017	DXC Committees: • Nominating/Corporate Governance	Other Public Company Boards Current: • Federal National Mortgage Association • Arconic, Inc. Former (Past Five Years): • Pall Corporation

Dr. Alving has served as a member of our Board since April 1, 2017. Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, where she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving is a member of the board of directors of the Federal National Mortgage Association and Arconic, Inc.

Dr. Alving brings to the DXC Board of Directors robust technology and innovation experience across multiple sectors.

8	2018 Proxy Statement

Proposals	◀

David L. Herzog Age: 58 Director Since: 2017	DXC Committees: • Audit (Chair)	Other Public Company Boards Current: • MetLife, Inc. • Ambac Financial Group Former (Past Five Years): • AERCAP N.V.

Mr. Herzog has served as a member of our Board since April 1, 2017. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is also a member of the board of directors and chair of the audit committees of MetLife Inc. and of Ambac Financial Group, Inc.

Mr. Herzog’s financial and management experience in the oversight of AIG and its subsidiaries and service as an audit committee member of two other publicly traded companies make him well qualified to serve on the DXC Board of Directors.

Mary L. Krakauer Age: 61 Director Since: 2018	DXC Committees: • Nominating/Corporate Governance	Other Public Company Boards Current: • Mercury Systems • Xilinx

Ms. Krakauer has served as a member of our Board since March 15, 2018. Ms. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Chief Information Officer and EVP, Global Business Services of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership, and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held leadership roles in the services businesses at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. Ms. Krakauer currently serves as a director of Mercury Systems and Xilinx.

Mrs. Krakauer brings to the Board significant managerial, operational and information technology experience as a result of the various senior positions she has held with Dell Corporation and EMC Corporation.

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Sachin Lawande Age: 51 Director Since: 2017	DXC Committees: • Compensation	Other Public Company Boards: Current: • Visteon Corporation Former (Past Five Years): • Computer Sciences Corporation

Mr. Lawande has served as a member of our Board since April 1, 2017. Mr. Lawande is currently President and Chief Executive Officer of Visteon Corporation. From 2013 to 2015, Mr. Lawande served as Executive Vice President and President of Harman International Industries, Inc.’s Infotainment Division. From 2011 to 2013, Mr. Lawande served the dual role as the Co-President of Harman’s Lifestyle and Infotainment Divisions. Prior to that he served as Chief Innovation Officer, Chief Technology Officer, and Co-President of Harman’s Automotive Division, responsible for guiding software strategy, development partnerships, and key customer relationships. He was instrumental in launching an offshore development center in India as part of Harman’s strategy for optimizing its global engineering footprint. Mr. Lawande joined Harman International in 2006, following senior roles at QNX Software Systems and 3Com Corporation.

Mr. Lawande brings to the DXC Board of Directors executive leadership experience as the Chief Executive Officer of a global business.

J. Michael Lawrie Age: 65 Director Since: 2017	Other Public Company Boards: Current: • Perspecta Inc. Former (Past Five Years): • Computer Sciences Corporation • CSRA Inc. Trusteeship • Trustee, Drexel University

Mr. Lawrie has served as our President and Chief Executive Officer and Chairman of our Board since April 1, 2017. Mr. Lawrie joined Computer Sciences Corporation (CSC) as President and Chief Executive Officer on March 19, 2012 and as a member of its Board of Directors in February 2012. Mr. Lawrie served as chairman of the CSC Board of Directors from December 15, 2015 until consummation of the Merger on April 1, 2017. Prior to joining CSC, he served as the Chief Executive Officer of U.K.-based Misys plc, a leading global IT solutions provider to the financial services industry, from November 2006 to March 2012. Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., from October 2008 to August 2010. From 2005 to 2006, Mr. Lawrie was a general partner with ValueAct Capital, a San Francisco-based private investment firm. He also served as Chief Executive Officer of Siebel Systems, Inc., an international software and solutions company, from 2004 to 2005. Mr. Lawrie also spent 27 years with IBM where he rose to Senior Vice President and Group Executive, responsible for sales and distribution of all IBM products and services worldwide. From 1998 to 2001, Mr. Lawrie was General Manager for IBM’s business in Europe, the Middle East and Africa, which included operations in 124 countries and 90,000 employees. Prior to that, Mr. Lawrie served as General Manager of Industries for IBM’s business operations in Asia Pacific, based in Tokyo. Mr. Lawrie is a Trustee of Drexel University, Philadelphia and chairman of the board of directors of Perspecta Inc.

Mr. Lawrie’s proven leadership ability and management skills and his experience in the information technology sector demonstrated by his experience as President and Chief Executive Officer of CSC, former Chief Executive Officer of Misys plc and Siebel Systems, Inc. and former Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., and his public company governance experience as a former director of Allscripts-Misys Healthcare Solutions, Inc. and a former director of Juniper Networks, Inc. is experience that is important to us as a provider of information technology services. In addition, the DXC Board of Directors believes that our President and Chief Executive Officer’s role on the Board will help communicate the Board’s priorities to management and management’s perspective to the Board.

10	2018 Proxy Statement

Proposals	◀

Julio A. Portalatin Age: 59 Director Since: 2017	DXC Committees: • Compensation	Other Public Company Boards n/a

Mr. Portalatin has served as a member of our Board since April 1, 2017. Mr. Portalatin is President and Chief Executive Officer of Mercer. Prior to joining Mercer in February 2012, Mr. Portalatin was the President and CEO of Chartis Growth Economies, and Senior Vice President, American International Group (AIG). In that role, he had responsibility for operations in Asia Pacific, South Asia, Latin America, Africa, the Middle East and Central Europe. Mr. Portalatin began his career with AIG in 1993 and thereafter held a number of key leadership roles, including President of the Worldwide Accident & Health Division at American International Underwriters (AIU) from 2002-2007. From 2007-2010, he served as President and CEO of Chartis Europe S.A. and Continental European Region, based in Paris, before becoming President and CEO of Chartis Emerging Markets. Prior to AIG, Mr. Portalatin spent 12 years with Allstate Insurance Company in various executive roles in product underwriting, distribution and marketing.

Mr. Portalatin’s senior level management experience as Chief Executive Officer of Mercer and extensive global insurance executive experience, provides important leadership experience and expertise to the DXC Board of Directors.

Peter Rutland Age: 39 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation • Avolon Holdings Ltd.

Mr. Rutland has served as a member of our Board since April 1, 2017. Mr. Rutland is currently a partner and Global Co-Head of Financial Services at CVC Capital Partners. Mr. Rutland joined CVC Capital Partners in 2007, having previously worked for Advent International since 2002. Prior to working at Advent, Mr. Rutland worked for The Goldman Sachs Group, Inc. in its Investment Banking Division. Mr. Rutland served as a director of the NYSE-listed Avolon Holdings Ltd. from 2014 until the company’s sale in 2016. He has also served on a number of private company boards, including Domestic & General, Brit Insurance and NewDay.

Mr. Rutland has extensive experience advising on transactions and providing capital markets strategy advice globally. Mr. Rutland brings to the DXC Board of Directors experience in corporation finance and accounting, including as a partner in an investment advisory firm.

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Manoj P. Singh Age: 65 Director Since: 2017	DXC Committees: • Nominating/Corporate Governance (Chair)	Other Public Company Boards: n/a Trusteeship Current: • Trustee, The Putnam Funds

Mr. Singh has served as a member of our Board since April 1, 2017. Mr. Singh is the former Chief Operating Officer and Global Managing Director of Deloitte Touche Tohmatsu, Ltd. Prior to his mandatory retirement from that position in June 2015, Mr. Singh’s responsibilities included leading various Deloitte initiatives, including setting global strategy, directing investments globally, leading areas such as finance, global technology, knowledge management and branding, and guiding country leadership in high-growth markets such as China, India, Africa, Southeast Asia, Mexico and Germany. He has been a Director at Abt Associates Inc. since December 2015 and a Trustee of The Putnam Funds since March 2017. He served on the board of directors of Deloitte U.S. and the boards of Deloitte member firms in China, Mexico and Southeast Asia. Over his 36-year career with Deloitte, Mr. Singh held numerous other positions, including leading the company’s Asia-Pacific region and consulting in the Americas.

Mr. Singh’s financial and leadership experience at Deloitte will provide important financial, management and accounting expertise to the DXC Board of Directors.

Robert F. Woods Age: 63 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation • Insight Enterprises, Inc.

Mr. Woods has served as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President—Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 200 to 2002. Mr. Woods served as a director of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011.

Mr. Woods brings to the DXC Board of Directors experience in corporation finance and accounting, including as former Chief Financial Officer of two publicly-traded companies and service as an audit committee member of another publicly traded company.

The Board of Directors recommends a vote FOR the election of each of these 10 nominees for director.

12	2018 Proxy Statement

Proposals	◀

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019

The Audit Committee has selected Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2019, and the Board asks stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2019 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of common stock cast at the meeting is required to approve the ratification of the selection of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. If a majority of stockholders does not ratify the selection of Deloitte & Touche LLP, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

Vote Required

A majority of the votes cast at the annual meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

Fees

The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP (Deloitte), for services provided to DXC during fiscal year 2018. Since fiscal 2017 information for DXC with respect to audit and other fee information is not applicable, the following table summarizes the aggregate fees billed by Deloitte to CSC during fiscal 2017.

(in millions)	Fiscal 2018	Fiscal 2017
Audit Fees[1]	$29	$16
Audit-Related Fees[2]	6	3
Tax Fees[3]	3	4
All Other Fees[4]	2	2
Total Fees	$40	$25

1.	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.

2.	Consists primarily of fees for carve-out audits of the USPS business, due diligence related to mergers and acquisitions, accounting consultations and consultation concerning financial accounting and reporting standards.

3.	Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.

4.	Consists primarily of advisory services to analyze and provide recommendations with respect to the rationalization of legal entities.

Pre-Approval Policy

In accordance with Section 10A of the Securities Exchange Act of 1934 (Exchange Act), the DXC Audit Committee pre-approves all audit, audit-related, tax and other services (other than permitted de minimis non-audit services) to be provided by the independent auditors. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditors. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

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Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2018 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2018, as well as compensation design considerations for fiscal year 2019 based on the feedback provided by the stockholders as part of our 2018 stockholder outreach program.

We are therefore asking our stockholders to approve the following advisory resolution at the 2018 Annual Meeting:

RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2018 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2019 Annual Meeting of Stockholders.

Vote required

The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.

14	2018 Proxy Statement

Corporate Governance	◀

C. Corporate Governance

The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions, and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.

During the fiscal year ended March 31, 2018, DXC held 8 meetings of the full DXC Board of Directors, DXC’s Audit Committee held 11 meetings, DXC’s Compensation Committee held 7 meetings and DXC’s Nominating/ Corporate Governance Committee held 5 meetings. No DXC director on the DXC Board as of March 31, 2018 attended fewer than 100% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during the fiscal year ended March 31, 2018. Each of the DXC directors then serving attended the 2017 Annual Meeting of Stockholders.

In this section, we describe some of our key governance policies and practices.

Stockholder Engagement

Governance is a continuing focus at DXC, starting with the Board and extending to all employees. Management and the Board believe that an important component of governance is stockholder engagement on matters related to governance.

In fiscal 2018, our first year as DXC, we initiated a substantial stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. As part of this program, we reached out to 29 targeted stockholders, representing approximately 55% of the outstanding shares of DXC’s common stock, and we held substantive discussions with 19 of the 29 targeted stockholders, representing approximately 29% of outstanding shares. DXC’s Lead Independent Director and the Chairman of the Compensation Committee participated in a number of these outreach meetings and engaged with stockholders on a variety of topics, such as our corporate governance practices, our executive compensation program, and other matters of stockholder interest. We also met with both of the leading proxy advisory firms.

During the course of our engagement program, we solicited and received feedback from stockholders about our corporate governance program, including matters related to compensation and shareholder rights. For details regarding stockholder engagement relating to our executive compensation program, please refer to Section 2 of the Compensation Discussion and Analysis–Say on Pay Vote and Shareholder Engagement.

With regard to stockholder rights, management and the Board discussed certain supermajority rights that were required to amend our Bylaws, as well as the possibility of a management-initiated adoption of Proxy Access. While stockholders expressed a variety of views on these issues, stockholder expressed general support to eliminate the supermajority voting requirement to amend our Bylaws and further indicated their support for a management-initiated adoption of Proxy Access on market terms. After our stockholder engagement, stockholder feedback was discussed with both our Nominating/Corporate Governance Committee

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and the Board. Following a detailed review of that feedback, corporate governance best practices and trends, and DXC’s particular facts and circumstances, in March 2018, the Board adopted amendments to DXC’s Bylaws to, among others:

•	eliminate the supermajority voting requirement for stockholders to amend the Bylaws

•	adopt Proxy Access in the standard form adopted by most companies (known as 3/3/20/20) to allow a stockholder, or a group of up to 20 stockholders, owning 3% or more of the company’s outstanding common stock continuously for at least three years to nominate and include in the company’s proxy materials directors constituting up to 20% of the board or two individuals, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws, and

•	certain other technical, conforming, modernizing and clarifying changes.

Corporate Governance Guidelines

The Board adheres to governance principles designed to assure excellence in the execution of its duties and regularly reviews the company’s governance policies and practices. These principles are outlined in DXC’s Corporate Governance Guidelines (Guidelines), which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Bylaws (Bylaws), Code of Business Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.

The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct and DXC’s Equity Grant Policy, Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s website, www.dxc.technology, under About Us/Leadership and Governance. These materials are also available in print to any person, without charge, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

1775 Tysons Boulevard

Tysons, VA 22102

Board Leadership Structure

The Board’s leadership structure consists of a Chairman and CEO, a lead independent director (Lead Independent Director) and strong committee chairs. The Board has determined that combining the offices of CEO and Chairman, coupled with a Lead Independent Director with broad authority and responsibility, is the most effective leadership model for DXC. The Board also believes this structure provides independent Board leadership and engagement, while providing the benefit of having our CEO, who manages DXC’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues.

Effective April 1, 2017, J. Michael Lawrie became our Chairman, President and CEO. Mr. Lawrie has more than 30 years of industry experience, extensive senior level management experience and familiarity with the global aspects of our business and operations.

In accordance with the Guidelines, the independent directors have designated Peter Rutland, to serve as Lead Independent Director. As further specified in the Guidelines, generally a Lead Independent Director serves for a term of two years, and does not serve for more than two consecutive terms. As Lead Independent Director, Mr. Rutland has the following duties and responsibilities:

•	presiding over executive sessions of independent directors

•	chairing meetings of the Board of Directors in the absence of the Chairman of the Board

•	acting as a liaison between the independent directors and the Chairman of the Board

•	coordinating with the Chairman of the Board regarding meeting agendas and schedules

•	coordinating with the Chairman of the Board regarding information flow to the Board

•	being available for consultation and communication with stockholders, as appropriate, and

•	calling meetings of the independent directors (executive sessions) as appropriate.

16	2018 Proxy Statement

Corporate Governance	◀

DXC’s governance processes include executive sessions of the independent directors after the conclusion of each regularly scheduled Board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence (as set forth in Appendix A to this proxy statement) and the Board of Directors affirmatively determines that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC). The Board has determined that each of the following directors are independent for purposes of DXC’s Corporate Governance Guidelines: Mukesh Aghi, Amy E. Alving, David L. Herzog, Mary L. Krakauer, Sachin Lawande, Julio A. Portalatin, Peter Rutland, Manoj P. Singh and Robert F. Woods.

Independent Director Meetings. The non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must either be independent as defined by the Guidelines or otherwise be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees, be a “non-employee director” pursuant to the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). The company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are comprised entirely of independent members.

Risk Oversight

We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

Management Role. In order for us to identify and mitigate our risk exposures, we have established an Enterprise Risk Management (ERM) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for DXC as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function reports to the Chief Financial Officer (CFO), and coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

Our enterprise risk, issue and opportunity management framework is centralized under a single executive owner to facilitate consistent processes, definitions and tools to proactively address operational, financial, compliance and strategic risks, issues and opportunities.

Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year on an ongoing basis. Members of senior management regularly report on the opportunities and risks faced by us in the markets in which we conduct business.

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▶	Corporate Governance

Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

•	The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of DXC and audits of the Company’s financial statements and internal controls over financial reporting, and discusses our policies with respect to risk assessment and risk management.

•	The Compensation Committee oversees succession planning and leadership development as well as compensation plans. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.

•	The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents.

Compensation and Risk

Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2018 and determined that none of its compensation programs encouraged or created unnecessary risk taking, and none was reasonably likely to have a material adverse effect on DXC. In conducting this assessment, DXC inventoried its executive and non-executive plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee and the Board. Overall, DXC concluded that (1) DXC’s executive compensation programs provided a mix of awards with performance goals and design features that mitigated excessive risk taking, (2) non-executive employee (non-sales) arrangements were primarily fixed compensation (salary and benefits) with limited incentive opportunity and did not encourage excessive risk taking, and (3) sales force incentive compensation plans moderated risk by using metrics that focused on driving sales growth, but not at the expense of profitability. DXC also considered its robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk mitigating features of its executive compensation program.

Equity Ownership Guidelines

Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Compensation Discussion and Analysis–Additional Compensation Policies–Equity Ownership Guidelines.

Talent Management and Succession Planning

Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (a) the Board’s succession plan for the CEO and (b) the company’s succession plans for other members of senior management.

Director Education

The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

18	2018 Proxy Statement

Corporate Governance	◀

Code of Ethics and Standards of Conduct

DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our CLEAR values. The Code of Conduct applies to all directors, all officers (including our CEO, CFO and Principal Accounting Officer (PAO)) and employees of DXC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and internet-based helpline, the DXC OpenLine, which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.

For the year ended March 31, 2018, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our CEO, CFO and PAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K, we intend to disclose these actions on our website.

Board Diversity

The Nominating/Corporate Governance Committee is responsible for developing and recommending to the Board the appropriate qualifications including specific qualities or skills sought for Board members in the context of our business and then-current membership on the Board.

Mandatory Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Resignation of Employee Directors

Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the non-executive Chairman, by writing in care of the Corporate Secretary, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

19

▶	Corporate Governance

Committees of the Board

As of the date of this proxy statement, the Board has 10 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent.

In addition:

•	Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.

•	Messrs. Herzog and Woods each qualifies as an “audit committee financial expert”, for purposes of the rules of the SEC, and all members of the Audit Committee are financially literate.

•	Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

•	The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.

Audit Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2018 Meetings
Audit	David L. Herzog (Chair) Peter Rutland Robert F. Woods	• Oversee DXC’s accounting and financial reporting processes and related internal control framework and audits of the company’s financial statements and internal controls over financial reporting. • Assist the Board in its oversight of: • the integrity of the company’s financial statements • the company’s compliance with legal and regulatory requirements • the independent auditor’s qualifications and independence, and • the performance of the company’s internal audit function and independent auditors. • Prepare the Audit Committee report for inclusion in our annual proxy statement.	11

20	2018 Proxy Statement

Corporate Governance	◀

Anyone with questions or complaints regarding accounting, internal accounting controls, or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine on the Company’s website, www.dxc.technology, under About Us/Leadership and Governance/Ethics and Compliance/SpeakUp!:DXC OpenLine. Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the Committee’s chairman for its review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, the Vice President of Ethics and Compliance, the Head of Internal Audit, and the Principal Accounting Officer. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Business Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.

Compensation Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2018 Meetings
Compensation	Mukesh Aghi (Chair) Sachin Lawande Julio A. Portalatin	• Assist the Board in determining the performance and compensation of the CEO and the compensation of the non- management directors. • Discharge the responsibilities of the Board with respect to the compensation of other executives. • Administer our incentive stock plans. • Oversee succession planning and leadership development for our senior management. • Report on executive compensation for inclusion in our annual proxy statement.	7

Compensation Committee Interlocks and Insider Participation. None of Mukesh Aghi, Sachin Lawande or Julio A. Portalatin, was at any time during fiscal 2018, or at any other time, one of DXC’s officers or employees. No executive officer of DXC served on the compensation committee or board of any company that employed any member of the DXC Compensation Committee or Board.

21

▶	Corporate Governance

Nominating/Corporate Governance Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2018 Meetings
Nominating/ Corporate Governance	Manoj P. Singh (Chair) Amy E. Alving Mary L. Krakauer

•  Identify and recommend to the Board the slate of individuals to be nominated for election as directors.

•  Develop and recommend to the Board qualifications for director nominees.

•  Develop process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.

•  Recommend to Board directors to serve as members and chair of each committee of the Board.

•  Review and recommend to Board appropriateness of director’s continued service in circumstances such as material change in director’s job responsibility.

•  Oversee orientation of new directors and education of all directors.

•  Oversee Board’s annual self-evaluation of its performance.

•  Periodically review and recommend to the Board proposed changes to size, structure and operations of the Board and its committees.

•  Periodically review and recommend to the Board proposed changes to our significant corporate governance documents.

•  Review any “interested transactions” in accordance with the terms of DXC’s policy on related party transactions.

5

Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditors, DXC’s audited financial statements for the fiscal year ended March 31, 2018, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB, and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for filing with the SEC.

The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditors for the fiscal year ending March 31, 2019, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

David L. Herzog, Chair

Peter Rutland

Robert F. Woods

22	2018 Proxy Statement

Corporate Governance	◀

Director Compensation

In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2018. Mr. Lawrie, our CEO and Chairman of our Board, does not receive any separate compensation for his activities on our Board.

Fiscal 2018 Director Retainers and Fees
Annual Retainer[1]	$90,000
Annual Equity Award[2]	$200,000
Lead Independent Director Retainer[1]	$45,000
Audit Committee Chairman Retainer[1]	$30,000
Compensation Committee Chairman Retainer[1]	$25,000
Nominating/Corporate Governance Committee Chairman Retainer[1]	$20,000
Committee Member Retainer[1]	$10,000
Additional Meeting Attendance Fee[1,3]	$2,500 per meeting

1.	Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.

2.	The Annual Equity Award is designed to be payable in the form of restricted stock units (“RSUs”) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the board of directors. Distributions made upon a director’s separation from the board of directors may occur in either a lump sum or in annual installments over periods of 5, 10 or 15 years, per the director’s election.

3.	A director is eligible to receive the additional meeting attendance fee for meetings, special projects and assignments involving travel, once the director has exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director serves.

23

▶	Corporate Governance

The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2018 certain information with respect to compensation paid to them by DXC in fiscal 2018.

Name (a)	Fees Earned[1] or Paid in Cash (b)	Stock Awards [2] (c)	Total (d)
Mukesh Aghi	$121,413	$196,305	$317,718
Amy E. Alving	100,000	196,305	296,305
David L. Herzog	132,354	196,305	328,659
Mary L. Krakauer[3]	4,722	—	4,722
Sachin Lawande	100,000	196,305	296,305
Julio A. Portalatin	100,000	196,305	296,305
Peter Rutland	143,913	196,305	340,218
Manoj P. Singh	116,413	196,305	312,718
Margaret C. Whitman[4]	68,234	196,305	264,539
Robert F. Woods	102,500	196,305	298,805

1.	Column (b) reflects all cash compensation earned during fiscal 2018, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Each director serving as a non-employee director of DXC as of the close of DXC’s 2017 Annual Meeting of Stockholders on August 10, 2017 received 2,300 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 15, 2017 ($85.35) and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2018 annual meeting (August 15, 2018).

Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted during fiscal 2018. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 to the Consolidated Financial Statements in DXC’s 2018 Annual Report filed on Form 10-K providing details of DXC’s accounting under FASB ASC Topic 718. The aggregate number of unvested DXC stock awards outstanding for each DXC director at March 31, 2018 were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2018

Mukesh Aghi	2,300
Amy E. Alving	2,300
David L. Herzog	2,300
Mary L. Krakauer	—
Sachin Lawande	2,300
Julio A. Portalatin	2,300
Peter Rutland	2,300
Manoj P. Singh	2,300
Robert F. Woods	2,300
Margaret C. Whitman	—

3.	Ms. Krakauer was appointed to DXC’s board of directors on March 15, 2018.

4.	Ms. Whitman retired from DXC’s board of directors on December 21, 2017.

24	2018 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	◀

D. Security Ownership of Certain Beneficial Owners and Management

Security Ownership

The following table provides information on the beneficial ownership of our common stock as of June 18, 2018, by:

•	each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors;

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner[1]	Number of Shares Beneficially Owned		Percentage of Class[2]
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	20,851,703	[3]	7.34%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	18,334,186	[4]	6.46%
J. Michael Lawrie	1,283,387	[5]	—	[8]
Paul N. Saleh	217,232	[5,7]	—	[8]
William L. Deckelman, Jr.	175,778	[5,7]	—	[8]
Michael G. Nefkens	—		—	[8]
Stephen Hilton	36,075	[6]	—	[8]
Joanne Mason	51,095	[5]	—	[8]
Neil A. Manna	6,123	[6]	—	[8]
Mukesh Aghi	11,000	[6]	—	[8]
Amy Alving	3,200	[6]	—	[8]
David L. Herzog	3,247	[6]	—	[8]
Mary L. Krakauer	800	[6]	—	[8]
Sachin Lawande	12,987	[6]	—	[8]
Julio A. Portalatin	3,200	[6]	—	[8]
Peter Rutland	12,100	[6]	—	[8]
Manoj P. Singh	3,200	[6]	—	[8]
Robert F. Woods	12,100	[6]	—	[8]
All executive officers and directors of the Company, as a group (16 persons)	1,831,524		0.65%

[1]	Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102.

[2]	Based on 283,950,502 shares of common stock issued and outstanding on June 18, 2018.

25

▶	Security Ownership of Certain Beneficial Owners and Management

[3]	Based solely on the most recently available Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 8, 2018. The Schedule 13G provides that Vanguard had sole voting power over 405,617 shares of DXC, shared voting power over 68,038 shares of DXC, sole dispositive power over 20,386,782 shares of DXC, and shared dispositive power over 464,921 shares of DXC.

[4]	Based solely on the most recently available Schedule 13G filed with the SEC on February 1, 2018 by BlackRock, Inc. (“BlackRock”). The Schedule 13G provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 16,063,032 shares of DXC and sole dispositive power over 18,334,186 shares of DXC.

[5]	With respect to Messrs. Lawrie, Saleh, Deckelman and Ms. Mason and all executive officers and directors of the Company as a group, includes 604,033; 43,061; 151,438; 10,973; and 809,505 shares of common stock, respectively, subject to employee options which were outstanding on June 18, 2018, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.

[6]	With respect to Messrs. Hilton, Manna, Aghi, Herzog, Lawande, Portalatin, Rutland, Singh, Woods, Mses. Alving and Krakauer and all executive officers and directors of the Company, as a group, includes 33,501; 1,994; 2,300; 2,300; 2,300; 2,300; 2,300; 2,300; 2,300; 2,300; 800 and 54,695 Restricted Stock Units (“RSUs”), respectively, outstanding as of June 18, 2018 that would vest or could settle on or within 60 days after June 18, 2018. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class.

[7]	With respect to Messrs. Saleh and Deckelman and all executive officers and directors of the Company, as a group, includes 459; 4; and 463 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 18, 2018, to give voting instructions to the Trustee administering the Plan.

[8]	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires DXC directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DXC common stock and other equity securities of DXC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of information furnished to DXC, reports filed through DXC and representations that no other reports were required, all of DXC’s executive officers, directors and greater than 10% beneficial owners, filed the reports required under Section 16(a) on a timely basis for the fiscal year ended March 31, 2018, except that, due to administrative error, a late Form 4 was filed on behalf of each of Messrs. Lawrie, Saleh, Manna, Aghi, Lawande and Rutland and Ms. Mason on April 5, 2017, and three late Forms 4 were filed on behalf of Mr. Deckelman on April 5, 2017, June 16, 2017 and June 1, 2018.

26	2018 Proxy Statement

Certain Relationships And Related Party Transactions	◀

E. Certain Relationships And Related Party Transactions

Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during the most recently completed fiscal year:

•	A director or executive officer of the company

•	Any nominee for director

•	Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director, and

•	Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	Any beneficial owner of more than 5% of DXC common stock, or

•	Any immediate family member, as defined above, of any such beneficial owner.

A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/Corporate Governance Committee.

Fiscal 2018 Related Party Transactions

There have been no transactions since April 1, 2017, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our interested transaction policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

27

▶	Executive Compensation

F. Executive Compensation

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this proxy statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2018.

Compensation Committee of the Board of Directors

Mukesh Aghi, Chairman of the Committee

Sachin Lawande

Julio A. Portalatin

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes the objectives, principles, and process the Compensation Committee of the Board of Directors (Compensation Committee) used to evaluate the executive compensation program and determine fiscal year 2018 compensation for our executive officers, including the named executive officers (NEOs) identified below:

J. Michael Lawrie	Chairman, President and Chief Executive Officer
Paul N. Saleh	Executive Vice President and Chief Financial Officer
William L. Deckelman, Jr.	Executive Vice President, General Counsel and Secretary
Stephen Hilton	Executive Vice President, Global Delivery Organization
Michael G. Nefkens	Executive Vice President and General Manager, Regions and Industries

Mr. Nefkens served as an executive officer through the end of fiscal 2018 until his termination of employment from DXC on March 31, 2018.

28	2018 Proxy Statement

Executive Compensation	◀

About DXC Technology

DXC Technology is the world’s leading independent, end-to-end IT services company. We guide clients on their digital transformation journeys, multiply their capabilities, and help them harness the power of innovation to thrive on change.

Bringing innovation to clients for 60+ years Serving nearly 6,000 private and public sector enterprises across 70 countries Our clients benefit from our technology independence, global talent, expertise and extensive partner network We are uniquely positioned to lead digital transformations, creating greater value for our people, clients and partners

29

▶	Executive Compensation

Section 1: Executive Summary

DXC Technology Company was created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise (HPE-ES) in April 2017. This transaction created the world’s leading independent, end-to-end IT services company and represents the latest phase of a multi-year turnaround that began in 2012, led by our CEO, J. Michael Lawrie.

DXC maintains a strong focus on delivering long-term value for stockholders. As part of the merger, the leadership team integrated two large-scale companies with minimum disruption for our clients, employees, and partners. The primary objective during our first year of operations was to realize cost synergies in the business to capture value for stockholders, and in turn drive total stockholder return. In addition to these cost actions, a combination of strategic acquisitions and divestitures, streamlined client offerings, and a drive for cultural change allowed DXC to exceed its external expectations on revenue, profitability, and customer satisfaction.

As part of our merger milestones, in October 2017 we announced plans to separate our U.S. Public Sector business, which merged with Vencore Holding Corp. and KeyPoint Government Solutions to form Perspecta, Inc. This transaction, which closed on May 31, 2018, established Perspecta as a separate, independent publicly traded technology company serving U.S. government clients. DXC’s shareholders received shares of Perspecta via the spin-off, owning approximately 86% of the combined company’s common shares.

Our executive compensation program is designed to support the growth and development of the newly formed company and align with stockholder interests. Pay for performance and market competitiveness are the cornerstones: we set target pay to be competitive with the market so we can attract and retain key talent, and we reward executives for strong financial and operational performance that reflects our CLEAR values: Client-Focused, Leadership, Execution Excellence, Aspiration, and Results.

This executive summary gives an overview of the key aspects of our executive compensation program, the changes we made this year in response to our low say on pay vote in 2017, our 2018 performance and the impact it had on the compensation for our NEOs for fiscal 2018.

Our Performance in Fiscal 2018

In our first year as a new company, DXC continued to successfully execute on value creation levers as part of our ongoing transformation:

Stable revenue	Margin expansion	Strong free cash flow	Disciplined capital allocation

$24.6B GAAP revenue in line with target	14.2%* adj. EBIT margin	105%* adj. free cash flow as % of adj. net income	$311M in capital returned to stockholders

•  Digital offerings up 16%, including Enterprise Cloud Apps & Consulting, Cloud Infrastructure, Analytics, and Security

•  Completed strategic acquisitions to enhance offerings & capabilities, including Tribridge
& Logicalis

•  Represents an improvement of 460 basis points vs. pro forma fiscal 2017

•  $1.1 billion of in-year synergies during fiscal 2018 driven by policy harmonization, workforce optimization, supply chain, and facilities rationalization

		• Stringent working capital management with increased focus on collections • 3-4 day improvement in DSO • $2.4B of adjusted free cash flow in fiscal 2018	• $174M in dividends and $137M in share repurchases YTD • Net debt-to-total capitalization ratio of 25.8%*, including the capital leases converted from operating leases

*	Adjusted earnings before interest and taxes (EBIT), adjusted EBIT margin, adjusted free cash flow, adjusted net income and net debt-to-total capitalization are non-GAAP financial measures. See pages 46-49 of DXC’s Annual Report on Form 10-K for fiscal 2018 for a reconciliation of adjusted EBIT and adjusted net income to the most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma basis. Adjusted EBIT margin is defined as adjusted EBIT as a percentage of revenue. See page 52 of DXC’s Annual Report on Form 10-K for fiscal 2018 for more information about net debt-to-total capitalization. See Appendix B of this proxy statement for a reconciliation of adjusted free cash flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.

30	2018 Proxy Statement

Executive Compensation	◀

Creating Value for Stockholders

By successfully executing on our integration plans, DXC realized considerable cost synergies that generated significant value for stockholders. These cost actions, combined with improvements in EBIT and strong revenue results, plus continued focus on customer satisfaction were among the performance factors that drove DXC to maximize shareholder value. In fiscal 2018, DXC’s share price grew 48% and outperformed the S&P 500 by 36%.

In Our First Year as a New Company

•  We formed a new leadership team

•  We made enhancements to our operating model

•  We created a new organizational structure

•  We established new financial, strategic, operating, and integration goals

•  Our employee base nearly doubled

Fiscal 2018 Compensation Highlights

Total compensation (base salaries, fiscal 2018 annual cash incentive award payouts, and the value of fiscal 2018 annual equity grants as of March 31, 2018) awarded to the NEOs, including the CEO, was approximately $39 million, 23% above target, primarily due to strong fiscal 2018 financial performance. While performance and market competitiveness remain the cornerstones of our compensation program, the Compensation Committee also relied on its collective judgment, informed by input from its independent consultant, to determine the compensation for our NEOs:

•  Salaries for four NEOs increased an average of 6% to be more competitive with our post-merger peer group and better reflect the enhanced scope and complexity of the role in the combined company. The CEO’s salary did not change from fiscal 2017.

•  Our focus on driving the cost synergies that were part of the merger’s value proposition yielded fiscal 2018 financial and customer satisfaction achievement that generally exceeded expectations, resulting in a corporate payout score of 162% under the annual cash incentive plan, which contributed to awards for eligible NEOs that were 41% higher than target, on average.

•  Fiscal 2018 long-term incentive awards granted to the NEOs ensured that a significant portion of their compensation aligns with stockholder interests. The changes we made in fiscal 2018 to the awards’ vesting terms and the increased weighting of the PSUs ensure that NEOs remain focused on maximizing results over the full three-year performance period.

You can read more about the executive compensation decisions for fiscal 2018 beginning on page 41.

Paying for Performance

We remain grounded in a philosophy of aligning our financial and strategic goals and stockholder interests.

The charts below show the alignment of our CEO’s pay with stockholder interests from two perspectives:

•	the first graph compares total compensation granted to the CEO over the last five years compared to our total shareholder return

•	the second graph compares the CEO’s realizable pay for the last three years compared to companies in our compensation peer group

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Indexed TSR: Provides the value of a $100 investment at the beginning of the five-year period at the end of each year, including reinvested dividends. For periods prior to fiscal 2018, reflects the TSR of CSC, DXC’s predecessor.	Realizable Pay: Reflects the sum of base salary, bonuses and the intrinsic value of equity awards paid or granted during the three-fiscal year period ending March 31, 2018. PSUs are valued based on the actual number earned, where applicable, or assuming target for ongoing performance periods. For periods prior to fiscal 2018, reflects compensation paid by CSC, DXC’s predecessor.

Engaging with stockholders

As a newly formed company, we introduced a formal outreach program in fiscal 2018 that ensures our compensation governance includes regular, ongoing dialogue with our stockholders.

We started our investor outreach prior to our 2017 annual meeting to understand any concerns investors might have about our compensation program and governance practices, including compensation decisions related to the successful completion of the merger with HPE-ES, and continued our engagement activities throughout the year as follows:

Q1 Fiscal 2018 April to June 2017		Q2 Fiscal 2018 July to Sept 2017		Q3 Fiscal 2018 Oct to Dec 2017		Q4 Fiscal 2018 Jan to Mar 2018

•  Completed the merger on April 1, 2017

•  DXC began trading on the NYSE and became a member of the S&P 500 index

•  Formed a new leadership team and created a new organizational structure

•  Enhanced our operating model and established new financial, strategic, operating and integration goals

•  Implemented compensation program changes at the beginning of fiscal 2018 in response to fiscal 2017 stockholder feedback

¾

•  Sought initial feedback on compensation and governance matters from stockholders

•  Reviewed our compensation program and policies in light of the feedback received

•  Met with stockholders at the annual meeting in August 2017

			¾	• Considered a number of changes based on our review, feedback from the engagement process and the say-on-pay results	¾	• Solicited additional feedback from stockholders and proxy advisory firms on program changes for fiscal 2019 • Continued to monitor stockholder sentiment

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Executive Compensation	◀

Approximately 58% of the votes cast at our 2017 annual meeting were in favor of fiscal 2017 NEO compensation, which was essentially the executive compensation program of CSC, our predecessor company. While we received the general support of stockholders, the result was clearly disappointing.

We stepped up our engagement efforts during the course of the year to understand investor concerns first hand. Our Independent Lead Director and the Chairman of the Compensation Committee participated in a number of these meetings. The meetings covered a wide range of topics as a newly formed public company, including items about executive compensation at DXC.

Annual Say-On-Pay Vote

Last year, management and the Board recommended that we hold an advisory ‘say on pay’ vote every year to receive regular stockholder feedback. Stockholders approved the proposal of an annual advisory vote and we look forward to hearing from our stockholders at this year’s annual meeting on August 15, 2018.

Highlights of our stockholder engagement in the fourth quarter of fiscal 2018 included:

•	outreach to 29 targeted stockholders, who represented approximately 55% of the outstanding shares of DXC’s common stock

•	substantive discussions with 19 of the 29 targeted stockholders, who represented approximately 29% of outstanding shares, and

•	meeting with both of the leading proxy advisor firms.

The table below is a summary of the new changes to our compensation program and practices. Some of the changes were already in development to support our post-merger business while others are in response to concerns raised by stockholders. The fiscal 2018 compensation decisions incorporate the changes that we implemented at the beginning of the fiscal year. You can read more about NEO compensation beginning on page 41.

We believe that the changes introduced in fiscal 2018 and the additional enhancements planned for fiscal 2019 are aligned with our business strategy and appropriately address stockholder concerns.

Changes to Our Executive Compensation Program in Fiscal 2018 and 2019

Changes We Made in Fiscal 2018

Area of Focus	Changes We Made			Why We Made the Changes
Emphasis on financial results to align with the business strategy	• Increased the weight of financial goals under our annual incentive plan:			• Establishes a clear, common focus on driving the financial results of the new company so we are well-positioned to continue creating value for stockholders
	Previous Weight		New Weight
	60% Financial Goals 20% Strategic Goals 20% Customer Satisfaction	¾	80% Financial Goals 20% Customer Satisfaction

Weight of performance-based vehicles in the long-term incentive plan	• Adjusted the long-term incentive mix to increase the weight of performance-based restricted stock units (PSUs) and introduce restricted stock units (RSUs), replacing stock options			• Closely aligns executives’ pay opportunities with stockholder interests • New mix aligns with market practice and mitigates the dilutive effect of stock options
	Previous Mix		New Mix
	60% PSUs 40% Options	¾	70% PSUs 30% RSUs

Vesting of PSUs

•  Implemented a new plan feature that requires participants to be actively employed by DXC through the end of the three-year performance period in order for their PSUs to vest and pay out in shares (executives still have the opportunity to earn PSUs (up to 25% each year) in the first two years of the three-year performance period)

• Mitigates flight risk and ensures executives stay focused on maximizing results over the full three-year performance period

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Change in control provision for equity awards	• Moved from a single trigger to double trigger change in control provision for equity awards	• Ensures that executives cannot monetize equity awards unless there is a qualifying termination of employment following a change in control, consistent with best practices
Changes We’re Making in Fiscal 2019
Area of Focus	Changes We Made	Why We Made the Changes
Use of one-time, discretionary awards

•  Committed to granting any future incentive awards within the parameters of the plan, and only considering discretionary awards under exceptional, extraordinary circumstances

•  Providing more robust disclosure on how compensation decisions are made

• Minimizes the use of discretionary awards

Compensation peer group	• Added Fidelity National Information Services, Inc. to the compensation peer group, replacing Oracle Corp.	• Ensures the compensation peer group is appropriate and reflects companies that are comparable in size, market position and pay practices

Performance threshold under the annual incentive plan	• Adjusted the EBIT performance hurdle for NEOs • Introduced a strategic performance modifier for NEOs	• Aligns the performance hurdle with DXC’s challenging performance goals • Allows the plan design to recognize and reward strategic accomplishments that drive value for stockholders

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Executive Compensation	◀

Section 2: Compensation Governance

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure that we can continue to attract, retain, and motivate qualified executives through competitive compensation packages, and support our short-term and long-term business objectives.

Although the Compensation Committee reviews the compensation practices and pay levels of our peer companies, the Compensation Committee does not adhere to a strict formulaic approach to determine the mix of compensation elements or individual compensation awards. Within established plan parameters, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the performance and contributions of each executive, as well as the company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

Role of the Independent Compensation Consultant

Since 2012, the Compensation Committee has retained Pearl Meyer and Partners (Pearl Meyer), an independent compensation consulting firm, to advise on executive compensation matters and provide additional assurance that DXC’s executive compensation program is reasonable and consistent with its objectives. Pearl Meyer reports directly to the Compensation Committee, and regularly participates in Compensation Committee meetings at the request of the Committee Chairman. During fiscal 2018, Pearl Meyer advised the Compensation Committee on:

•	Trends in pay practices

•	Proxy trends

•	CEO compensation

•	Non-employee director compensation

•	Pay for performance

•	Selection of peer group companies

•	Peer group pay comparisons

Pearl Meyer does not perform any other services for the company, other than its work for the Compensation Committee. The Compensation Committee has assessed the independence of Pearl Meyer according to SEC and NYSE rules and concluded that Pearl Meyer’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the Compensation Committee.

Role of Management

Management considers market competitiveness, business results, and individual performance every year when evaluating NEO compensation and our compensation structure. The Chief Human Resources Officer (CHRO) and Senior Vice President, Global Total Rewards, in collaboration with the finance and legal groups, work with the CEO to design and develop the compensation program, to recommend changes to existing program provisions that apply to the NEOs and other senior executives, as well as financial and other targets to be achieved under those programs, prepare analyses of financial data, peer comparisons and other materials to assist the Compensation Committee in making its decisions, and implement the decisions of the Compensation Committee.

The CEO, with the assistance of the CHRO, also conducts an annual review of the total compensation of each executive officer, including the NEOs. The review includes an assessment of each executive officer’s performance, the performance of the

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executive officer’s respective business or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.

Compensation Best Practices

We have adopted several best practices to ensure our compensation program, policies, and decision-making processes are rooted in sound governance, and structured to drive the right outcomes to create stockholder value.

•	Target total direct compensation is heavily weighted toward performance-based elements, primarily in the form of equity-based compensation, to ensure rewards are aligned with stockholder value

•	Short- and long-term incentive plans use a variety of performance measures and performance periods

•	Target compensation is set at the median of the compensation peer group, but an executive’s actual compensation will vary based on company and individual performance

•	Executives must comply with significant stock ownership guidelines

•	Short- and long-term incentive plans include a limit on maximum incentive payouts

•	Our clawback policy allows us to recover performance-based compensation and gains on equity awards
•	Annual stockholder say-on-pay vote, with ongoing stockholder engagement and targeted outreach, as appropriate

•	Compensation Committee engages in robust executive sessions without management present to ensure an appropriate level of independent oversight and approvals

•	Compensation Committee uses an independent compensation consultant to advise on compensation design, practices, and pay level benchmarking

•	Compensation Committee conducts an annual compensation review and risk assessment

•	Excise tax gross-ups not permitted

•	No repricing or exchange of underwater options

•	Financial insider policy, robust pre-clearance process, and anti-hedging policy

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Executive Compensation	◀

Section 3: Compensation Framework

Compensation Philosophy and Guiding Principles

Throughout our evolution, our compensation program has been grounded in a philosophy aimed at achieving strong alignment between the company’s financial and strategic goals and our stockholders’ interests.

We believe that compensation should be competitive to attract the best talent, motivate executives to perform at a consistently high level, reward individual contributions that enhance DXC’s ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value.

Consistent with this philosophy, the following principles provide a framework for DXC’s compensation program:

•	Compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.

•	Compensation should be aligned to stockholder interests and the long-term value realized by our stockholders through a balance of cash and equity.

•	The majority of an executive’s total compensation should be variable and tied to performance of measurable financial and strategic objectives that support the company’s business strategy.

•	The portion of total target direct compensation that is performance-based is at risk, and therefore should increase with the scope and level of an executive’s responsibilities.

Executive Compensation Peer Group

Fiscal 2018 was DXC’s first year as a combined company formed by the merger of CSC and HPE-ES. To ensure we appropriately assess the competitiveness of our compensation program as well as the compensation levels of our executive officers based on the profile of the newly combined company, the Compensation Committee adopted a new compensation peer group.

(1)	Represents 12 months of revenue through March 31, 2018 except for:

Accenture PLC revenue is for the 12 months ending February 28, 2018

Cisco Systems, Inc. revenue is for the 12 months ending April 28, 2018

Hewlett Packard Enterprise Company revenue is for the 12 months ending January 31, 2018

Oracle Corporation revenue is for the 12 months ending February 28, 2018

Vmware, Inc. revenue is for the 12 months ending February 2, 2018

Western Digital Corporation revenue is for the 12 months ending March 30, 2018

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The new peer group was based on the following considerations, developed by Pearl Meyer, the Compensation Committee’s independent compensation consultant:

•  Start with CSC’s pre-merge peer group

•  Exclude any companies less than 1/3x or greater than 3x the revenue of DXC

•  Add companies based on similar company size, industry, financial characteristics, and comparable organizational complexity

New for Fiscal 2019

We are replacing Oracle Corp. with Fidelity National Information Services, Inc, to ensure the compensation peer group is appropriate and reflects companies that are comparable in size, market position and pay practices.

While DXC’s unique position as a leading, independent end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the resulting peer group provides DXC and the Compensation Committee with a valid set of comparators and benchmarks for the company’s executive compensation program and governance practices.

Compensation Components

The table below shows each element of our fiscal 2018 compensation program, the purpose of each, and considerations for setting target and actual awards. The program was structured to align with our compensation objectives and guiding principles.

Compensation Element	Purpose	Considerations	New for Fiscal 2018
Base Salary (see page 42)	• Annual fixed compensation	• Value of the position relative to market • Internal value of the position relative to others / impact to the company • Scope of responsibility
Annual Cash Incentive (see page 43) • Annual Cash Incentive Plan	• Annual variable cash compensation • Motivate and reward the achievement of annual financial and customer satisfaction goals

•  Target opportunities are based on market data and internal value of the position to the company / impact to the company

•  Actual awards are based on achievement of performance targets, as well as individual performance

• Placed a stronger emphasis on financial metrics by removing strategic goals as a metric and increasing the weighting of financial goals from 60% to 80%
Long-Term Incentives (see page 45) • Performance Restricted Stock Units (PSUs) • Restricted Stock Units (RSUs)	• Motivate and reward profitable growth and increase in stock price over time • Align interests with stockholders • Foster stock ownership • Promote retention

•  Target opportunities are based on market data and internal value of the position to the company / impact to the company

•  Actual awards are based on achievement of performance targets, as well as individual performance

•  Replaced stock options with RSUs, and increased the weighting of PSUs from 60% to 70%, to increase the weighting of performance-based compensation, in line with market practice

•  Vesting and settlement of PSUs are now subject to executive’s continued employment through the end of the three-year performance period

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Compensation Element	Purpose	Considerations	New for Fiscal 2018
Other Elements (see page 49) • Retirement benefits • Other benefits and perquisites • Severance and change in control benefits

•  Support employee’s health and provide opportunities for financial well-being

•  Maintain productivity by keeping executives focused on stockholder interests, particularly in a dynamic business environment

• Programs consistent with the market practice • Level of the executive

Additional Compensation Policies

We have a number of compensation policies as part of our compensation governance.

Equity Ownership Guidelines

We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time and retain shares they earn through DXC’s equity incentive plans. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders.

Each senior level executive who has not yet achieved their equity ownership level is required to retain a certain percentage of the net shares (after withholding for taxes and exercise price) resulting from stock option exercises, PSU payouts or other long-term incentives until the level is achieved. To encourage executives to meet the guidelines more quickly, retention requirements are higher the further away an executive is from meeting the guideline. Executives who satisfy 50% or less of their ownership guideline are required to retain 100% of their net shares, executives who satisfy between 51% and 75% of their ownership guideline are required to retain 75% of their net shares, and executives who satisfy more than 75% of their ownership guidelines are required to retain 50% of their net shares. The ownership guidelines for the CEO and NEOs, expressed as a percentage of base salary, are as follows:

The Compensation Committee reviews compliance with the guidelines every year, and considers the amount of common stock held directly or through DXC’s Matched Asset Plan, Career Shares and RSUs (but not PSUs) in determining whether an executive has achieved the designated equity ownership level.

Compensation Recoupment Policy

DXC’s compensation recoupment or clawback policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Policy on Transactions in Company Securities and Related Derivatives

The Board has adopted a policy that prohibits directors, corporate officers and each employee of DXC or its subsidiaries who are financial insiders, and members of their immediate families, from entering into any transactions in DXC’s securities except during announced trading periods, or according to a trading plan under SEC rules. These transactions must be pre-approved by our CEO, CFO, CHRO and General Counsel. In addition, directors, officers and financial insiders, and members of their immediate

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families, are prohibited from derivative security transactions with respect to equity securities of DXC. We also discourage directors, officers and financial insiders from margining or pledging DXC stock to secure a loan or purchase shares of DXC stock on margin.

Tax Deductibility of Compensation

For fiscal year 2018, Section 162(m) of the Internal Revenue Code (Section 162(m)) limited DXC’s annual tax deduction for compensation to its CEO and its three other highest-paid executive officers employed at year-end (other than the CFO) to $1 million per person, unless, among other things, the compensation was performance-based, as defined in Section 162(m), and provided under a plan that had been approved by DXC’s stockholders. It was DXC’s policy to design and administer its compensation program in a tax efficient manner and the Compensation Committee considered the impact of the deduction limitations imposed by Section 162(m) on DXC. As noted below, compensation decisions were made, among other things, to ensure market competitiveness, to reward outstanding performance, and to attract proven talent. Sometimes this resulted in compensation amounts being non-deductible under Section 162(m). For example, since the CEO’s salary was above the $1 million threshold, a portion of his salary and his perquisites was not deductible by DXC.

Effective for fiscal year 2019, the performance-based compensation exception under Section 162(m) has been eliminated, other than with respect to certain grandfathered arrangements in effect prior to November 2, 2017. In addition, the definition of covered employee has been expanded to include the CEO, CFO and the next three most highly compensated officers and status as a covered employee continues for all subsequent tax years, including years after the death of the individual. As a result, non-grandfathered compensation payable to our covered officers that exceeds $1 million per person in a given year will no longer be deductible by DXC, regardless of whether it is performance-based. The Compensation Committee will assess the impact of the changes to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

40	2018 Proxy Statement

Executive Compensation	◀

Section 4: Fiscal 2018 Compensation Decisions

Setting Compensation for the NEOs

DXC’s executive compensation program is designed to motivate, retain and engage our executive leadership and appropriately reward them for their contributions to the achievement of our business strategy.

The Compensation Committee does not follow a formulaic approach when determining compensation for the NEOs because of DXC’s business environment. Instead, it uses qualitative and quantitative factors, informed judgment and discretion to make its decisions. Weighting of individual factors can therefore vary from year to year and by individual NEO, however all decision-making is consistent with our compensation philosophy and guiding principles.

The Compensation Committee determined the fiscal 2018 compensation for the NEOs based on a range of factors including an assessment of performance, market competitiveness, and demonstration of DXC’s values. For Mr. Lawrie, the Compensation Committee also took into account the target compensation levels set out in his employment agreement.

•	Assessing Performance: The Compensation Committee engaged in robust discussions about both company and individual performance to set pay levels for the NEOs in fiscal 2018. NEO compensation was structured to encourage executives to deliver strong results over multiple time horizons to promote sustained value for our stockholders. The majority of NEO total target compensation was at risk and based on performance.

•	Staying Competitive with the Market: The Compensation Committee compared our pay practices and pay levels with market data to make sure executive pay was competitive with the market. While target total direct compensation was generally positioned at the median of our peer group, actual compensation was based on individual and company performance.

•	Demonstrating our Values: We believe that how results are achieved are just as important as the results themselves. The Compensation Committee considered each executive’s performance through the lens of DXC’s CLEAR values — Client-Focused, Leadership, Execution Excellence, Aspiration, and Results. We strive to support a culture of performance, matched with integrity, and our CLEAR values guide our instincts and inform our actions.

•	Using Informed Judgment and Discretion: While performance and market competitiveness remained the cornerstones of DXC’s executive compensation program, the Compensation Committee also relied on judgment and discretion to set compensation for our NEOs. The Compensation Committee believed that the use of some level of discretion allowed them to respond to the extraordinary circumstances of the merger in a way that was still consistent with our compensation philosophy and guiding principles. The use of discretion also permitted the Compensation Committee to determine compensation based on factors that would not be appropriately reflected by a strictly formulaic approach. This flexibility was especially important in the context of a dynamic, evolving post-merger environment where the Compensation Committee wanted to ensure that our senior executives were recognized for the successful completion of the merger, had significant stake in ownership of the new company, and were retained and incentivized over the critical new-company formation period.

The Compensation Committee believes executive compensation decisions for fiscal 2018:

•	appropriately recognize the senior executive team for the successful completion of the merger

•	incentivize them during the company’s early years, a critical stage in our development and growth

•	ensure the NEOs have a significant vested interest in our future success, and

•	will retain the senior executive team.

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Fiscal 2018 Total Target Direct Compensation Mix

The total target direct compensation of the NEOs was split between base salary, an annual incentive, and long-term incentives. A heavier weighting was placed on compensation that was variable (at risk).

A significant portion of NEOs’ total target compensation was tied to performance and/or stock-based components: 91% for the CEO and an average of 82% for the other NEOs. The Compensation Committee approved performance metrics that were linked to the company’s business strategy, and threshold and target performance goals it believed would drive successful execution of the strategy. Management made the initial recommendations, which were evaluated by the Compensation Committee’s independent compensation consultant, and then discussed and approved by the Compensation Committee.

Base Salary

Base salary is designed to compensate executives for normal day-to-day responsibilities. It is the only component of executive compensation considered fixed and not at risk.

The Compensation Committee recommends the CEO’s salary to the Board of Directors for its review and approval, and approves changes to base salary for the other NEOs.

Fiscal 2018 Base Salaries

The table below shows the 2018 base salaries for the NEOs compared to 2017. Base salaries for fiscal 2017 reflect CSC base salaries, except for Mr. Nefkens, which is his HPE-ES base salary.

	Annualized Base Salary
	Fiscal 2017	Fiscal 2018	% Change	$ Change
J. Michael Lawrie	$1,250,000	$1,250,000	—	—
Paul N. Saleh	$700,000	$720,000	2.9%	$20,000
William L. Deckelman, Jr.	$539,700	$600,000	11.2%	$60,300
Stephen Hilton	$650,000	$700,000	7.7%	$50,000
Michael G. Nefkens	$700,000	$720,000	2.9%	$20,000

The Compensation Committee, in consultation with its independent compensation consultant, reviewed the salaries of our executives and made adjustments based on: market competitiveness, expanded scope and complexity of responsibility in the combined company, relative value the executive brings to the execution of the business strategy, and individual performance. As described in Setting Compensation for NEOs on page 41, the Compensation Committee considered these factors as a whole, and used its informed judgment to make decisions consistent with our compensation philosophy and guiding principles.

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Annual Cash Incentives

The annual cash incentive award is designed to motivate and reward the achievement of annual financial and customer satisfaction goals.

The target award is based on the executive’s position, and is calculated as a percentage of salary. Actual awards, which are paid in cash, are based on both company and individual performance against targets established at the beginning of the fiscal year.

Fiscal 2018 Target Awards

The following target awards were approved for fiscal 2018. Targets for fiscal 2017 reflect CSC targets, except for Mr. Nefkens, which is his HPE-ES target.

	Annual Incentive Target as a % of Base Salary
	Fiscal 2017	Fiscal 2018
J. Michael Lawrie	150%	200%
Paul N. Saleh	100%	110%
William L. Deckelman, Jr.	100%	110%
Stephen Hilton	100%	110%
Michael G. Nefkens	80%	125%

The Compensation Committee, and the Board in the case of the CEO, approved increases to the target opportunities for the CEO and NEOs to ensure market competitiveness with the post-merger peer group and to provide enhanced opportunities to incentivize executives to drive strong financial and customer satisfaction results.

Fiscal 2018 Financial Goals

The fiscal 2018 annual cash incentive plan included two key financial metrics – revenue and EBIT. Fiscal 2018 targets, including the weighting for each metric, are shown below. DXC believes these metrics provided a balance between top line and bottom line goals and reflected DXC’s focus on driving shareholder value creation.

Challenging Targets Drive

Shareholder Value

Challenging targets were established for fiscal 2018, with high achievement thresholds set at 80% for EBIT and 90% for revenue, which were designed to inspire a high level of performance in a post-merger environment.

Financial Metric	Weighting	Fiscal 2018 Target[1]
Revenue	20%	$24,300
EBIT	60%	$2,850

1.	Targets shown in millions.

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Performance against the targets was assessed using the following payout scales, established for fiscal 2018 and approved by the Compensation Committee.

Fiscal 2018 Customer Satisfaction Goal

In addition to financial metrics, the annual cash incentive plan included a customer satisfaction metric, weighted at 20%. The customer satisfaction metric, which used the Net Promoter Score methodology, was intended to ensure that DXC remained focused on customer retention, building strong customer relationships, and ensuring satisfaction with our services and solutions.

How the Fiscal 2018 Annual Cash Incentive Plan Worked

The annual cash incentive plan included a performance threshold of 80% EBIT achievement, which was required to be met for there to be any funding of the plan. Payout levels for revenue and EBIT were based on the payout scales described in the Fiscal 2018 Financial Goals section above, while payout for the customer satisfaction metric was contingent upon both the achievement of a response rate of at least 50% and a Net Promoter Score at or above target.

Once the EBIT threshold was met, the plan’s overall payout score was calculated based on the sum of the weighted payout scores for revenue, EBIT, and customer satisfaction, as shown below.

Metric Weightings Aligned with Business Strategy

DXC placed a stronger emphasis on financial results by increasing the weight of financial metrics from 60% to 80%. Customer Satisfaction remained a key metric, weighted at 20%.

Financial Metrics 80%				Customer Satisfaction 20%		Total 100%

Revenue 20%	+	EBIT 60%	+	Net Promoter Score	=	Annual Cash Incentive Plan Payout Score

In fiscal 2018, special rules applied for executives who were subject to Section 162(m): if DXC achieved 80% of its EBIT goal for the year, each executive subject to Section 162(m) would become eligible to receive the maximum annual cash incentive award. However, to ensure the annual cash incentive plan operated the same way for all executives, the Compensation Committee could exercise negative discretion to reduce the executive’s annual cash incentive award based on actual performance with respect to the financial and other metrics described in this section. The Compensation Committee is assessing the impact of recent changes to Section 162(m). See Additional Compensation Policies – Tax Deductibility of Compensation for more information.

Fiscal 2018 Annual Cash Incentive Plan Performance

For fiscal 2018, it was crucial to maintain a strong financial position and drive the cost synergies that were part of the merger’s value proposition. It was also important to ensure there was no disruption to customers during the integration. DXC’s focus on these objectives yielded fiscal 2018 revenue, EBIT, and customer satisfaction results that exceeded external expectations, with variation in performance among regions, offerings, industries, and global commercial functions.

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DXC’s strong fiscal 2018 performance resulted in corporate payout levels of 110% and 200% for revenue and EBIT*, respectively, based on their associated payout scales, and 100% for customer satisfaction. Applying the applicable metric weightings against each metric’s payout level resulted in an overall corporate payout score of 162% for fiscal 2018.

Fiscal 2018 Annual Cash Incentive Awards

The following fiscal 2018 incentive awards were approved based on the overall corporate payout score and an assessment of the NEO’s individual performance:

			Fiscal 2018 Incentive Target			Fiscal 2018 Incentive Award
	2018 Salary		% of Salary			$2018 Incentive Award	Compared to target
J. Michael Lawrie	$1,250,000	x	200%	=	$2,500,000	$5,000,000	+100%
Paul N. Saleh	$720,000	x	110%	=	$792,000	$1,584,000	+100%
William L. Deckelman, Jr.	$600,000	x	110%	=	$660,000	$1,069,200	+62%
Stephen Hilton	$700,000	x	110%	=	$770,000	$—	-100%

Fiscal 2018 annual incentive awards made to the NEOs reflect strong corporate results, as well as individual performance modifiers related to successfully driving and executing the company’s post-merger business and integration plans. To recognize the key leadership roles that Messrs. Lawrie and Saleh had in catalyzing the merger synergies that contributed to strong revenue and profitability results, the Committee approved awards equal to 200% of their respective incentive targets.

While the company as a whole performed well, there were variations in achievement among different areas of the business. Global Delivery performance was below target and as a result, Mr. Hilton did not receive a fiscal 2018 award payout, a decision which was consistent with our pay for performance philosophy. Mr. Nefkens did not receive a fiscal 2018 award payout because his employment terminated on March 31, 2018.

Long-Term Incentives

DXC believes that stock-based grants create an ownership culture by giving executives an equity stake in the business, which gives them a strong incentive to manage the company with the long-term perspective of an owner.

Annual long-term incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. Multi-year vesting improves retention because it gives executives an incentive to stay with the company throughout the vesting period and be actively engaged in driving strong financial results. A significant weighting of performance-based incentives motivates executives to achieve superior financial results.

The target award depends on the executive’s position, and is calculated as a percentage of salary. The Compensation Committee, in consultation with its independent compensation consultant, reviews long-term incentive targets for the executives every year and can make adjustments based on competitive market data and the internal value of the position relative to our business strategy.

Awards vest at the end of a three-year period. The amount the executive eventually realizes depends on the DXC share price when the awards vest, and, in the case of PSUs, company performance against metrics determined at the time of the grant.

Form of the Award

Fiscal 2018 annual long-term incentive awards were granted 30% as Restricted Stock
Units (RSUs) and 70% as Performance-Based Restricted Stock Units (PSUs).

Higher Weighting on Performance-Based
Incentives

We replaced stock options with RSUs, and
increased the weighting of PSUs from 60% to
70% of the annual long-term incentive award.
The move to a mix of PSUs and RSUs aligns
with market practice. The increased emphasis
on PSUs aligns with our guiding principle that
compensation should be tied to the
performance of measurable financial
objectives that support the company’s
business strategy.

*	Fiscal 2018 EBIT was determined by adjusting net income determined in accordance with GAAP to exclude the effects of income tax benefit; interest income; interest expense; restructuring costs; transaction, separation and integration-related costs; amortization of acquired intangible assets; and pension and OPEB actuarial and settlement gains.

45

▶	Executive Compensation

About RSUs

RSUs vest one-third each year on the first, second, and third anniversaries of the date of grant. Multi-year vesting encourages a long-term commitment from the executive, reinforcing the alignment with long-term stockholder value creation, while still allowing the executive to monetize a portion of the award on vesting.

About PSUs

Executives earn DXC common stock only if targeted performance goals are met over a three-year performance period, underscoring DXC’s commitment to a pay for performance philosophy.

Performance Conditions for the 2018 PSUs

PSUs vest and pay out based on the following metrics:

•	Earnings per Share (EPS, weighted at 75%)

•	Free Cash Flow (FCF, weighted at 25%)

The Compensation Committee chose EPS because it believes that, in addition to being a prevalent key indicator of stockholder value, EPS is the best measure of performance and profitability in light of DXC’s multi-year transformation strategy and status as a newly-formed company in fiscal 2018. The Committee also selected FCF as a metric because it promotes cash flow generation, improvements in working capital, and reduction in capital intensity.

EPS and FCF goals are based on DXC’s operating plan and budget. The threshold EPS and FCF goals for the fiscal 2018 PSU awards were set by the Committee at $6.50 per share and $1,890,000,000, respectively, at the beginning of fiscal 2018. The Compensation Committee determined that fiscal 2018 results for EPS and FCF exceeded threshold goals, resulting in 25% of the fiscal 2018 PSU awards being earned as described below.*

In fiscal 2019, the Committee approved adjustments to the EPS and FCF goals to reflect the May 31, 2018 divestiture of DXC’s U.S. Public Sector business. The adjusted EPS and FCF goals continue to reflect challenging growth objectives, and apply only to fiscal 2019 and fiscal 2020 performance of the fiscal 2018 PSU grants.

EPS and FCF performance are measured and paid out independently (there may be a payout for one metric but not the other). Payout of the PSUs is capped at 200%.

PSUs can be earned over the three-year performance period as follows. Earned PSUs do not vest or pay out until the end of the full three-year performance period.

*

Fiscal 2018 EPS determined in accordance with GAAP was adjusted to exclude the effects of restructuring costs; transaction, separation and integration-related costs; amortization of acquired intangible assets; pension and OPEB actuarial and settlement gains; and tax adjustment. Fiscal 2018 FCF was determined by adjusting net cash provided by operating activities and net cash used in investing activities determined in

End of first fiscal year up to 25% of the target psus can be earned if: fiscal year one results meet or exceed the performance thresholds end of second fiscal year up to 25% of the target psus can be earned if: the performance threshold is not met in the first fiscal year, but is met in the second fiscal year, or the performance threshold is met in the first fiscal year and the results for the second fiscal year meet or exceed the target associated with the 75% payout level end of third fiscal year the remaining target psus can be earned if: results for the third fiscal year meet or exceed the performance thresholds, even if no psus are earned in the first and second fiscal years All earned PSUs (including any earned in the first two fiscal year) vest and settle only at the end of the third fiscal year, subject to continued employment through the last day of the third fiscal year.

46	2018 Proxy Statement

Executive Compensation	◀

accordance with GAAP to exclude the effects of acquisitions, net of cash acquired; payments on capital leases and other long-term asset financings; payments on transaction, separation and integration-related costs; payments on restructuring costs; sale of accounts receivables, net DPP; and sale of USPS accounts receivable.

Fiscal 2018 Target Awards

The following long-term incentive targets were approved for fiscal 2018. Fiscal 2017 targets reflect CSC targets, except for Mr. Nefkens, which is his HPE-ES target.

	Long-Term Incentive Target as a % of Base Salary
	Fiscal 2017	Fiscal 2018
J. Michael Lawrie	700%	850%
Paul N. Saleh	400%	400%
William L. Deckelman, Jr.	250%	250%
Stephen Hilton	300%	350%
Michael G. Nefkens	400%	500%

Targets were increased for three of the five NEOs to make their incentive opportunity competitive with the market based on the post-merger peer group and to align a higher proportion of their compensation with driving stockholder value creation over a multi-year period.

Fiscal 2018 Long-Term Incentive Awards

The long-term incentive awards granted to our NEOs ensures that a significant portion of their total compensation closely aligns with stockholder interests. The changes made in fiscal 2018 to the awards’ vesting terms and the increased weighting of PSUs ensure that executives remain focused on maximizing results over the full three-year period. Below is a summary of the annual fiscal 2018 long-term incentive awards granted to our NEOs:

			Form of Award
			30% Restricted Stock Units (RSUs)		70% Performance-Based Restricted Stock Units (PSUs)
	Award as a % of Fiscal 2018 Base Salary	Total Long-Term Incentive Award	Value of RSUs	Number of RSUs	Value of PSUs	Number of PSUs
J. Michael Lawrie	850%	$10,625,000	$3,187,500	41,531	$7,437,500	96,906
Paul N. Saleh	400%	$2,880,000	$864,000	11,257	$2,016,000	26,267
William L. Deckelman, Jr.	250%	$1,500,000	$450,000	5,863	$1,050,000	13,681
Stephen Hilton	350%	$2,450,000	$735,000	9,577	$1,715,000	22,345
Michael G. Nefkens	500%	$3,600,000	$1,080,000	14.072	$2,520,000	32,834

In line with DXC’s Equity Grant Policy, the number of RSUs and PSUs granted was calculated by dividing the dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date (or, in the case of grants awarded in the first three months following the merger, the average closing price of DXC stock from the merger close date through the grant date). This approach reduces the impact positive or negative swings in our stock price can have on the executive’s award. The grant value that appears in the Summary Compensation Table will be different because it is calculated by multiplying the number of RSUs and PSUs granted by the grant date closing price.

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▶	Executive Compensation

One-Time Bonus Related to the Merger

The merger was an extraordinary event for DXC and, as a result, had a direct impact on the Compensation Committee’s pay decisions for our NEOs.

As noted in our 2017 proxy as a forward-looking disclosure, one-time discretionary bonuses were granted to certain NEOs upon the successful completion of the merger to recognize their efforts in achieving such a significant undertaking and to provide an enhanced

DXC has committed to: • Granting future incentive awards within the parameters of the incentive plans • Only considering discretionary awards under exceptional, extraordinary circumstances incentive to ensure retention through the company’s critical early stages of formation as a new company. The Compensation Committee believed that exercising some level of discretion was important in reaching balanced compensation decisions, especially in the context of a dynamic and evolving post-merger environment.

CEO’s Supplemental Equity Award

In fiscal 2018, the Compensation Committee approved a supplemental equity award of $15,000,000 to Mr. Lawrie to recognize the CEO, the architect of the company’s transformation strategy, to retain him and motivate the achievement of strong future performance and value for stockholders. The Committee considered market data provided by its independent compensation consultant to determine the value of the award, which was granted in June 2017.

During our engagement sessions, several stockholders expressed their concerns about the need for DXC to retain Mr. Lawrie through the formative years of the newly combined company. The supplemental award was made in response to this feedback and was intended to further align Mr. Lawrie’s interests with realizing multi-year financial commitments made to our stockholders in connection with the launch of the new company. As part of our stockholder outreach efforts, we clarified that in addition to the forward-looking disclosure made in last year’s proxy, Mr. Lawrie’s supplemental equity award would be included in this year’s Summary Compensation Table, and does not represent a new award made to Mr. Lawrie.

The supplemental award was granted as PSUs that vest in fiscal 2020 contingent on the attainment of challenging, three-year EPS growth objectives, which were approved by the Committee at the beginning of fiscal 2018. In fiscal 2019, the Committee subsequently approved adjustments to the EPS goals to reflect the May 31, 2018 divestiture of DXC’s U.S. Public Sector business. The adjusted fiscal 2020 EPS goals are shown below:

Fiscal 2020 EPS Achievement	Portion of Award that Vests
$7.70 or greater	100%
$7.20 to $7.69	80%
$6.95 to $7.19	60%
Less than $6.95	0%

Awards to Other NEOs

While the multi-year transformation strategy has created tremendous value for stockholders, it also resulted in uncertainty for executives in the new combined entity. As a result, upon successful completion of the merger, the Compensation Committee determined it was appropriate to grant retention awards to certain officers they deemed critical to the future success of the company. Retention awards were granted to Mr. Saleh ($1,440,000), Mr. Deckelman ($1,200,000) and Mr. Hilton ($1,400,000) as RSUs that vest one-third each year beginning on the first anniversary of the grant date, subject to the terms of the awards.

The Compensation Committee granted an additional $487,500 to Mr. Hilton to recognize his contributions to the successful completion of the merger. Half of this was paid in cash and half was awarded as RSUs. The cash portion is subject to a clawback if Mr. Hilton resigns or is terminated for cause within one year after the grant date, while the RSUs vest on the first anniversary of the grant date, subject to the terms of the award.

These awards, which were granted in May 2017 for Messrs. Saleh and Deckelman and in June 2017 for Mr. Hilton, were also included as a forward-looking disclosure in last year’s proxy and do not represent new awards. Since the awards were granted in fiscal 2018, they are included in this year’s summary compensation table.

The Compensation Committee believes these one-time awards allow DXC to appropriately recognize the tremendous efforts in forming the new company, while creating an enhanced incentive to retain key executives through our initial period of operations in a way that is consistent with our compensation philosophy and guiding principles.

48	2018 Proxy Statement

Executive Compensation	◀

Section 5: Other Aspects of Compensation

In addition to base salary and annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.

Retirement Benefits

The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate retirement income. DXC reviews the benefits program against the peer group periodically, to ensure the program remains competitive with the market.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and directed investment alternatives.
Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Other Benefits and Perquisites

Health Care Benefits

DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality of life benefits and protections.

Perquisites

DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.

In addition, the CEO may use DXC owned or leased aircraft for business purposes and, at times, is advised to use such aircraft for security reasons even if it is for personal travel. Mr. Lawrie takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, access to corporate aircraft is provided to Mr. Lawrie to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.

The CEO is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.

Career Shares

DXC grants Career Shares in the form of RSUs to a select, limited number of key executives. The Compensation Committee believes that the Career Share program is a valuable compensation tool for attracting and retaining mid-career executive talent. Once vested, delivery of shares is designed to commence at retirement and be spread ratably in 10 annual installments following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with stockholder interests.

The Career Share program replaced CSC’s Supplemental Executive Retirement Plan which was frozen in 2009 and is no longer maintained by DXC. The Career Share program is closed to new executives. At the beginning of fiscal 2018, each of the NEOs other than Mr. Hilton and Mr. Nefkens received grants of Career Share equal to 25% of their fiscal 2017 base salary and annual cash incentive award for fiscal 2017. Mr. Lawrie’s, Mr. Saleh’s and Mr. Deckelman’s Career Shares have all fully vested as each of them has satisfied the requisite age and service for retirement. Mr. Hilton and Mr. Nefkens did not receive any Career Shares since they were hired after the Career Share program was closed.

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▶	Executive Compensation

Severance and Change in Control Compensation

To offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, DXC offers certain post-employment benefits to a select group of executive officers, including its NEOs. The DXC Severance Plan for Senior Management and Key Employees (the Severance Plan) provides double trigger income and

New for Fiscal 2019

DXC introduced a double trigger change in control provision for equity awards. This ensures executives cannot monetize equity awards unless there is a qualifying termination of employment following a change in control, consistent with best practices.

benefits continuity protection to the executive for the limited case in which the employment of the executive officer is terminated by DXC without cause or by the executive for good reason during a specified window of time following a change in control. The Severance Plan is intended to preserve executive productivity and encourage retention during an actual or potential change in control of DXC. DXC believes the importance of these benefits increases with the position and level of responsibility of the executive. The merger constituted a change in control for purposes of the Severance Plan, which means that DXC executives (including Mr. Saleh, Mr. Hilton and Mr. Deckelman) who participated in the legacy CSC plan prior to the Merger and whose employment with us is terminated following the merger under the circumstances set forth in the plan will be entitled to receive the severance benefits set forth in the plan.

DXC also maintains an Executive Officer Severance Policy (the Severance Policy) to provide severance benefits in the discretion of the Compensation Committee and DXC’s CEO to certain executives whose employment with DXC is terminated by DXC without cause in situations not involving a change in control. The Severance Policy covers those executives reporting directly to DXC’s CEO who are Section 16 officers. An executive who resigns from DXC is not entitled to benefits under the Severance Policy.

Mr. Lawrie does not participate in the Severance Plan, nor is he covered under the Severance Policy. Instead, DXC has entered into an employment agreement with Mr. Lawrie that provides for certain severance payments.

Additional details about the Severance Plan, the Severance Policy and Mr. Lawrie’s severance benefits under his employment agreement are provided under Potential Payments Upon Change in Control and Termination of Employment, below.

As a legacy HPE-ES employee, Mr. Nefkens did not participate in the Severance Plan or the Severance Policy. Instead, in connection with Mr. Nefkens’s termination of employment on March 31, 2018, DXC agreed to pay Mr. Nefkens a lump-sum termination payment equal to $1,000,000, to recognize his contributions to post-merger integration efforts.

DXC has also entered into non-compete agreements with each of its executive officers other than the CEO. These agreements generally prohibit DXC’s executives from competing with DXC for 12 months following any termination of employment, prohibit DXC’s executives from soliciting DXC’s employees or clients for 24 months following any termination of employment, and contain a non-disclosure provision. DXC entered into these agreements in an effort to protect vital DXC interests. Mr. Lawrie is subject to separate non-compete requirements under the terms of his employment agreement.

50	2018 Proxy Statement

Executive Compensation	◀

Section 6: Executive Compensation Tables

Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2018 and by CSC, DXC’s predecessor, for fiscal 2017 and 2016.

Name and Principal Position (a)	Fiscal Year (b)	Salary[1] (c)	Bonus[2] (d)	Stock Awards[3] (e)	Option Awards[4] (f)	Non-Equity Incentive Plan Compensation[5] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] (h)	All Other Comp.[7] (i)	Total (j)
J. Michael Lawrie Chairman, President and Chief Executive Officer	2018	$1,250,000	$—	$25,553,929	$—	$5,000,000	$—	$381,380	$32,185,309
	2017	$1,250,000	$3,750,000	$8,178,469	$5,147,914	$—	$—	$357,587	$18,683,970
	2016	$1,250,000	$2,250,000	$16,461,437	$3,577,091	$—	$—	$285,203	$23,823,731
Paul N. Saleh Executive Vice President and Chief Financial Officer	2018	$716,923	$—	$4,609,395	$—	$1,584,000	$—	$8,016	$6,918,334
	2017	$700,000	$1,400,000	$2,727,355	$1,647,331	$—	$—	$6,579	$6,481,265
	2016	$700,000	$770,000	$5,678,459	$1,144,662	$—	$—	$6,577	$8,299,698
William L. Deckelman, Jr. Executive Vice President, General Counsel & Secretary	2018	$590,723	$—	$2,921,209	$—	$1,069,200	$—	$16,734	$4,597,866
	2017	$539,700	$539,700	$1,388,666	$793,806	$—	$—	$7,835	$3,269,707
	2016	$539,700	$300,000	$2,725,182	$551,592	$—	$—	$24,733	$4,141,207
Stephen Hilton Executive Vice President, Global Delivery Organization	2018	$692,308	$243,750	$4,064,261	$—	$—	$—	$8,419	$5,008,738
	2017	$650,000	$—	$1,959,160	$1,147,244	$—	$—	$5,361	$3,761,765
	2016	$650,000	$162,500	$4,772,007	$1,395,068	$—	$—	$3,661	$6,983,236
Michael G. Nefkens Executive Vice President and General Manager, Regions & Industries	2018	$716,680	$—	$6,683,811	$—	$—	$—	$2,591	$7,403,082

1.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan or any other plan. All NEOs are paid in U.S. dollars.

2.	Following the merger, Mr. Hilton received a retention bonus in the amount shown in Column (d), subject to a clawback if the executive resigned or was terminated for cause within one year after the grant date, as described above in the CD&A.

The amounts shown in Column (d) for fiscal 2017 reflect the discretionary transaction success bonuses awarded to Messrs. Lawrie, Saleh and Deckelman for their performance in executing the merger. The amounts shown in Column (d) for fiscal 2016 reflect (i) the transaction success bonuses awarded to Messrs. Lawrie, Saleh and Deckelman for their performance in executing the CSRA, Inc. separation and merger in November 2015 and (ii) the cash portion of the fiscal 2016 bonus for Mr. Hilton. Mr. Hilton received 50% of the bonus in cash and 50% in the form of RSUs vesting on the first anniversary of the grant date, with the RSUs granted during fiscal 2017 and therefore reported for Mr. Hilton in the “Stock Awards” column for fiscal 2017.

3.	As described on page 48, amounts shown in Column (e) include one-time awards made to the CEO and certain NEOs which were included as a forward-looking disclosure in our 2017 proxy and do not represent new awards. Since these awards were made in fiscal 2018 (May and June 2017), they are included in this year’s Summary Compensation Table.

The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year, including Career Shares where applicable. Career Shares are subject to the CEO’s nomination and Compensation Committee approval.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2018 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718.

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▶	Executive Compensation

A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2018 stock awards (including supplemental grants, service-vesting RSUs and Career Shares, and assuming that PSUs granted on May 31, 2017 were to have a payout at the maximum of 200% of target) are as follows:

Name	Fiscal 2018 Stock Awards at Maximum Value

J. Michael Lawrie	$33,066,082
Paul N. Saleh	$ 6,645,613
William L. Deckelman, Jr.	$ 3,981,760
Stephen Hilton	$ 5,796,445
Michael G. Nefkens	$ 9,229,103

4.	The amounts shown in Column (f) reflect the aggregate Black Scholes grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of Stock Options, reference is made to the section of Note 1 of the Company’s 2018 Annual Report filed on Form 10-K that provides details of the Company’s accounting under FASB ASC Topic 718.

5.	The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

Name	Target FY2018 Annual Cash Incentive as % of Base Salary

J. Michael Lawrie	200%
Paul N. Saleh	110%
William L. Deckelman, Jr.	110%
Stephen Hilton	110%
Michael G. Nefkens	125%

6.	No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.

7.	Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2018, DXC provided the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft (Mr. Lawrie), housing expense (Mr. Lawrie), commuting expense (Mr. Lawrie) and financial counseling (Mr. Deckelman). In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies.

The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2018 are set forth below:

Named Executive Officer (NEO)	Personal Use of DXC Aircraft	Housing Expense	401(k) Plan Matching Contribution	Basic Life Insurance Premiums

J. Michael Lawrie	$294,955	$59,200	$7,798	$1,769
Paul N. Saleh	$—	$—	$6,750	$1,266
William L. Deckelman, Jr.	$—	$—	$6,850	$1,036
Stephen Hilton	$—	$—	$7,200	$1,219
Michael G. Nefkens	$—	$—	$1,425	$1,166

Mr. Lawrie takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, access to corporate aircraft is provided to Mr. Lawrie to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.

The incremental cost of Mr. Lawrie’s use of DXC aircraft is based on the variable costs to DXC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

52	2018 Proxy Statement

Executive Compensation	◀

Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs, PSUs and Career Shares granted to the NEOs in fiscal 2018, which ended March 31, 2018.

	Grant Date (b)	Approval Date (c)	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (j)	All Other Option Awards: Number of Securities Underlying Options (k)	Exercise of Base Price of Option Awards (l)	Grant Date Fair Value of Stock and Option Awards (m)
Name (a)			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
J. Michael Lawrie
Annual Cash Incentive Plan	—	—	$1,250,000	$2,500,000	$5,000,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-17	—	—	—	—	24,226	96,906	193,812	—	—	—	$7,512,153
RSUs – Time-Based(3)	31-May-17	—	—	—	—	—	—	—	41,531	—	—	$3,219,483
PSUs – Supplemental(7)	15-Jun-17	—	—	—	—	117,463	195,771	195,771	—	—	—	$14,506,631
RSUs – Career Shares(6)	31-May-17	—	—	—	—	—	—	—	4,072	—	—	$315,661
Paul N. Saleh
Annual Cash Incentive Plan	—	—	$396,000	$792,000	$1,584,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-17		—	—	—	6,567	26,267	52,534	—	—	—	$2,036,218
RSUs – Time-Based(3)	31-May-17		—	—	—	—	—	—	11,257	—	—	$872,643
RSUs – Supplemental(4)	15-May-17		—	—	—	—	—	—	18,922	—	—	$1,523,789
RSUs – Career Shares(6)	31-May-17		—	—	—	—	—	—	2,280	—	—	$176,746
William L. Deckelman, Jr.
Annual Cash Incentive Plan	—	—	$330,000	$660,000	$1,320,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-17	—	—	—	—	3,420	13,681	27,362	—	—	—	$1,060,551
RSUs – Time-Based(3)	31-May-17	—	—	—	—	—	—	—	5,863	—	—	$454,500
RSUs – Supplemental(4)	15-May-17	—	—	—	—	—	—	—	15,769	—	—	$1,269,878
RSUs – Career Shares(6)	31-May-17	—	—	—	—	—	—	—	1,758	—	—	$136,280
Stephen Hilton
Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-17	—	—	—	—	5,586	22,345	44,690	—	—	—	$1,732,184
RSUs – Time-Based(3)	31-May-17	—	—	—	—	—	—	—	9,577	—	—	$742,409
RSUs – Supplemental(4)	15-Jun-17	—	—	—	—	—	—	—	18,272	—	—	$1,353,955
RSUs – Supplemental(5)	15-Jun-17	—	—	—	—	—	—	—	3,181	—	—	$235,712
Michael G. Nefkens
Annual Cash Incentive Plan	—	—	$450,000	$900,000	$1,800,000	—	—	—	—	—	—	—
RSUs – Performance(2)	31-May-17	—	—	—	—	8,208	32,834	65,668	—	—	—	$2,545,292
RSUs – Time-Based(3)	31-May-17	—	—	—	—	—	—	—	14,072	—	—	$1,090,861
RSUs – Supplemental(4)	15-May-17	—	—	—	—	—	—	—	37,845	—	—	$3,047,658

1.	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2018. Actual amounts earned for fiscal 2018 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table, at the end of the fiscal year, once performance results have been published.

2.	The number of PSUs that may vest ranges from 25% (threshold) to 200% (maximum). If performance thresholds are not met, no PSUs vest. Refer to the Long-Term Incentives section on page 46 for the mechanics on PSU vesting.

3.	Time-Based RSUs comprised 30% of the NEOs’ annual equity target awards. Those shares vest on a time basis and do not have a threshold or maximum.

4.	As described on page 48, awards were made to certain officers whom the Compensation Committee deemed critical to the future success of the Company, including Messrs. Saleh, Nefkens, Deckelman and Hilton. These awards were included as a forward-looking disclosure in our 2017 proxy and do not represent new awards. Since these awards were made in fiscal 2018 (May and June 2017), they are included in this year’s executive compensation tables.

The retention awards were granted in the form of time-vesting RSUs in the following values: for Mr. Saleh, $1,523,789; for Mr. Nefkens $3,047,658; for Mr. Deckelman, $1,269,878; and for Mr. Hilton, $1,353,955. The RSUs vest in equal thirds on the first three anniversaries of the grant date, subject to the terms of the award.

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5.	The Compensation Committee granted an additional $487,500 to Mr. Hilton to recognize his contributions to the successful completion of the merger. Half of this was paid in cash and half was awarded as RSUs and shown above as a supplemental grant, which vest on the first anniversary of the grant date and subject to the terms of the award.

6.	All Career Shares granted to the NEOs have vested, with settlement to be made in installments upon the executive’s retirement.

7.	In recognition of the criticality of retaining and appropriately motivating our CEO, who is the architect of the Company’s transformation strategy, in May 2017, after the end of fiscal 2017, our Compensation Committee approved a supplemental equity award for Mr. Lawrie with a value of $15,000,000. As described on page 48, this award was included as a forward-looking disclosure in last year’s proxy and does not represent a new award to Mr. Lawrie.

The value of the award was determined by the Compensation Committee after taking into consideration market data provided by the Committee’s independent compensation consultant. The award was intended to further align Mr. Lawrie’s interests with realizing multi-year financial commitments made to our stockholders in connection with the formation of the Company. The supplemental equity award was granted in the form of performance-vesting restricted stock units (“PSUs”) that vest contingent on the attainment of challenging, three-year (fiscal year 2020) EPS growth objectives, which were approved by the committee at the beginning of fiscal 2018. In fiscal 2019, the committee approved adjustments to the goals to reflect the May 31, 2018 divestiture of DXC’s U.S. Public Sector business:

FY2020 EPS Achievement	Portion of Award that Vests
$7.70 or greater	100%
$7.20 to $7.69	80%
$6.95 to $7.19	60%
Less than $6.95	0%

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Outstanding Equity Awards At Fiscal Year-End March 31, 2018

The following table provides information on unexercised stock options and unvested RSUs, PSUs and Career Shares previously granted and held by the NEOs on March 31, 2018.

		Option Awards					Stock Awards
Name(13) (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)		Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested(1) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1, 2) (i)
J. Michael Lawrie	06/15/2017	—		—	—	—	—		—	195,771	(3)	$19,680,859
	05/31/2017	—		—	—	—	24,226	(4)	$2,435,440	72,680	(5)	$7,306,520
	05/31/2017	—		—	—	—	41,531	(6)	$4,175,111	—		—
	05/27/2016	—		—	—	—	78,381	(7)	$7,879,642	—		—
	05/27/2016	—		—	—	—	110,408	(8)	$11,099,316	—		—
	05/27/2016	134,564	(9)	—	$49.24	05/27/2026	—		—	—		—
	12/15/2015	—		—	—	—	127,076	(10)	$12,774,950	—		—
	05/22/2015	379,026	(11)	—	$30.73	05/22/2025	—		—	—		—
	05/16/2014	86,151	(11)	—	$27.32	05/16/2024	—		—	—		—
	04/16/2012	4,292	(11)	—	$12.28	04/16/2022	—		—	—		—
Paul N. Saleh	05/31/2017	—		—	—	—	6,567	(4)	$660,181	19,700	(5)	$1,980,441
	05/31/2017	—		—	—	—	11,257	(6)	$1,131,666	—		—
	05/15/2017	—		—	—	—	18,922	(12)	$1,902,229	—		—
	05/27/2016	—		—	—	—	25,082	(7)	$2,521,493
	05/27/2016	—		—	—	—	35,330	(8)	$3,551,725	—		—
	05/27/2016	43,061	(9)	—	$49.24	05/27/2026	—		—	—		—
	12/15/2015	—		—	—	—	39,535	(10)	$3,974,454	—		—
William L. Deckelman, Jr.	05/31/2017	—		—	—	—	3,420	(4)	$343,813	10,261	(5)	$1,031,538
	05/31/2017	—		—	—	—	5,863	(6)	$589,407	—		—
	05/15/2017	—		—	—	—	15,769	(12)	$1,585,258	—		—
	05/27/2016	—		—	—	—	12,085	(7)	$1,214,905	—		—
	05/27/2016	—		—	—	—	17,025	(8)	$1,711,523	—		—
	05/27/2016	20,750	(9)	—	$49.24	05/27/2026	—		—	—		—
	12/15/2015	—		—	—	—	54,866	(10)	$5,515,679	—		—
	05/22/2015	58,446	(11)	—	$30.73	05/22/2025	—		—	—		—
	05/16/2014	28,828	(11)	—	$27.32	05/16/2024	—		—	—		—
	05/20/2013	43,414	(11)	—	$20.03	05/20/2023	—		—	—		—
Stephen Hilton	06/15/2017	—		—	—	—	3,181	(12)	$319,786	—		—
	06/15/2017	—		—	—	—	18,272	(12)	$1,836,884	—		—
	05/31/2017	—		—	—	—	5,586	(4)	$561,561	16,759	(5)	$1,684,782
	05/31/2017	—		—	—	—	9,577	(6)	$962,776	—		—
	05/27/2016	—		—	—	—	17,466	(7)	$1,755,857	—		—
	05/27/2016	—		—	—	—	24,605	(8)	$2,473,541	—		—
	12/15/2015	—		—	—	—	88,106	(10)	$8,857,296	—		—

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1	The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) are based on the $100.53 closing market price of DXC common stock on March 29, 2018.

2	The number of unearned PSUs and the market value of unearned PSUs shown in Columns (h) and (i) are based on achieving target performance goals for the regular-cycle fiscal 2018 PSU awards and supplemental PSU award for Mr. Lawrie.

3	Represents the target number of the supplemental PSUs granted to Mr. Lawrie. Mr. Lawrie’s PSU award is designed to vest at the end of fiscal 2020, contingent on the attainment of three-year EPS growth. If FY2020 EPS attainment is < $6.95, 0% of the award vests; if EPS attainment is between $6.95 and $7.19, 60% vests; if EPS attainment is between $7.20 to $7.69, 80% vests; if EPS attainment is equal to or greater than $7.70, 100% of the award vests.

4	Represents one-quarter of the target number of regular-cycle fiscal 2018 PSUs that have been earned due to DXC’s early achievement of the threshold (50%) EPS and FCF performance levels in fiscal 2018. The earned PSUs are subject to time-based vesting until the end of fiscal 2020, subject to the NEO’s continued employment.

5	Represents the remaining three-quarters of the target number of regular-cycle fiscal 2018 PSUs, which are subject to performance-based vesting until the end of fiscal 2020. 25% of the target number of the fiscal 2018 PSUs were earned based on DXC’s early achievement of the threshold (50%) EPS and FCF performance levels in fiscal 2018 and remain subject to time-based vesting through the end of fiscal 2020 as reported in footnote 4 to column (f). Another 25% of the target number of fiscal 2018 PSUs may be earned in fiscal year 2019 if DXC’s EPS and FCF performance in fiscal 2019 meets or exceeds the 75% performance level for each metric. The fiscal 2018 PSUs have a maximum payout of 200% of target (inclusive of any PSUs earned due to early achievement of performance goals in fiscal years 2018 and 2019) if fiscal 2020 EPS and FCF maximum performance levels are achieved.

6	Represents the regular-cycle fiscal 2018 RSUs scheduled to vest in three equal tranches on the first three anniversaries of the grant date.

7	Represents 50% of CSC regular-cycle fiscal 2017 PSUs that were converted into DXC time-based RSUs, 25% vesting in May 2018 and another 25% in May 2019, subject to the NEO’s continued employment.

8	Represents 67% of CSC options converted into DXC time-based RSUs with respect to our common stock based on the accounting value of the options at the time of the merger between CSC and HP Enterprise Services, vesting in equal parts in May 2018 and May 2019 subject to the NEO’s continued employment.

9	Represents 33% of the CSC options vested and converted into an equivalent number of options to purchase shares of DXC common stock, at the same exercise price and with the same expiration date, that were originally scheduled to vest in three equal tranches on the first three anniversaries of the grant date. The remaining 67% of the options were converted into time-based RSUs with respect to our common stock based on the accounting value of the options at the time of the Merger, and shown in footnote (8).

10	Represents the financial component of Mr. Lawrie’s December 2015 Retention PSUs and the December 2015 Retention PSUs for each of the other NEOs, deemed to have been earned at 100% upon the Merger based on CSC’s EPS trend at the time of the Merger (for Mr. Saleh, less the 66% of the PSUs that had previously been earned) and will vest on December 15, 2018 subject to each NEO’s continued employment through such date.

11	Represents the CSC options that were vested and converted to DXC options into an equivalent number of options to purchase our common stock at the same exercise price and with the same expiration date, originally scheduled to vest in three equal tranches on the first three anniversaries of the grant date.

12	The retention awards granted to the other NEOs vest in equal thirds on the first three anniversaries of the grant date, subject to the executive’s continued employment. Mr. Hilton received an additional recognition grant in which half was paid in cash and half was awarded as RSUs noted in this table, with vesting occurring on the first anniversary of the grant date and subject to the terms of the award.

13	Mr. Nefkens is omitted from this table as he terminated employment on March 31, 2018. All of his unearned RSUs and PSUs were forfeited upon his termination including: two grants issued on May 31, 2017 - 32,834 PSUs with a target value of $3,300,802, and 14,072 RSUs valued at $1,414,658; one grant issued on May 15, 2017, 37,845 RSUs valued at $3,804,558.

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Option Exercises and Stock Vested

The following table provides information on stock options and RSUs, PSUs and Career Shares previously granted that were exercised by the NEOs or that vested during fiscal 2018, which ended March 31, 2018.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting(1) (d)	Value Realized on Vesting (e)
J. Michael Lawrie	—	$—	474,497	$37,323,934
Paul N. Saleh	181,206	$9,527,469	88,199	$6,937,733
William L. Deckelman, Jr.	—	$—	70,346	$5,533,416
Stephen Hilton	177,809	$7,461,389	73,628	$5,791,578
Michael G. Nefkens	361,407	$13,675,896	—	$—

(1)	The total number of shares acquired and the value realized net of shares withheld for tax payment to each of the NEOs are as follows:

	Stock Awards
Name	Shares Issued on Vesting	Value Realized on Vesting
J. Michael Lawrie	216,095	$16,998,033
Paul N. Saleh	40,218	$3,163,548
William L. Deckelman, Jr.	31,911	$2,510,119
Stephen Hilton	47,532	$3,738,867
Michael G. Nefkens	—	$—

Pension Benefits

DXC did not maintain any qualified or nonqualified defined-benefit pension plan during fiscal 2018.

Fiscal 2018 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash to non-employee directors for Board services.

Each participant is required to select from among four notional investment options, and deferred amounts are credited with earnings (or losses) based on the participant’s investment choices. The notional investment options mirror actual investment options offered under DXC’s Matched Asset Plan. The annual returns of the notional investment options for the twelve-month period ending March 31, 2018 were as follows: SSgA Money Market Fund, 1.20%; BlackRock Core Bond, 0.62%; Mellon S&P 500 Index Fund, 13.99%; and SSgA Target Retirement Income, 4.80%.

Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control or a date certain. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of earnings during any such payment delay period.

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The following table summarizes, for each NEO, the contributions and earnings under DXC’s Deferred Compensation Plan in fiscal 2018 and the aggregate account balance as of March 31, 2018. Mr. Lawrie is the only NEO who participated in the Deferred Compensation Plan during fiscal 2018.

FISCAL 2018 NONQUALIFIED DEFERRED COMPENSATION

The following table summarizes, for each NEO, the contributions and earnings under DXC’s Deferred Compensation Plan in Fiscal Year 2018 and the aggregate account balance as of March 31, 2018.

Name (a)	Executive Contributions in Last FY (b)	Aggregate Earnings in Last FY (c)	Aggregate Withdrawals/ Distribution (d)	Aggregate Balance at Last FYE (e)
J. Michael Lawrie	$—	$86,017	$3,773,919	$4,273,275
Paul N. Saleh	$—	$—	$—	$—
William L. Deckelman, Jr.	$—	$—	$106,736	$—
Stephen Hilton	$—	$—	$—	$—
Michael G. Nefkens	$—	$—	$—	$—

The Executive Contributions set forth on Column (b) of this table are reported as compensation in the applicable column of the Summary Compensation Table (i.e., Fiscal 2018 Salary and/or Fiscal 2017 Non-Equity Incentive Plan Compensation). Earnings are not reported in the Summary Compensation Table. There were no company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2018.

Section 7: Potential Payments Upon Change in Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of the CEO, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan and the Severance Policy. Mr. Lawrie did not participate in the Severance Plan or the Severance Policy; however, he was entitled to certain post-employment benefits under his employment agreement. The post-employment benefits provided by DXC during fiscal 2018 for the NEOs are described below.

As a legacy HPE-ES employee, Mr. Nefkens did not participate in the Severance Plan or the Severance Policy. Instead, upon Mr. Nefken’s termination of employment on March 31, 2018, and subject to his execution and non-revocation of a general release of claims against DXC and its affiliates, Mr. Nefkens became entitled to a $1 million separation payment, which was paid to him in a lump sum in the first quarter of fiscal year 2019, plus payment of his COBRA premiums for up to 12 months after his termination date.

Change in Control Termination Benefits

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2018 (the final day of fiscal year 2018), if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, and in accordance with SEC regulations, based on DXC’s closing stock price of $100.53 on March 29, 2018, the last trading day of fiscal 2018. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan.

The actual amounts that would be paid upon an NEO’s termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits

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provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.

The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

•	Cash Severance Benefit: Under the Severance Plan and Mr. Lawrie’s employment agreement, upon an involuntary termination or a voluntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives are paid a 2x multiple of base salary plus average annual cash incentive award earned/paid during the three fiscal years prior to which employment termination had occurred;

•	Annual Cash Incentive Award: Mr. Lawrie’s employment agreement provides that, in the event of an involuntary termination or termination for good reason following a change in control, Mr. Lawrie also will receive a pro-rata annual cash incentive award for the year in which the termination occurs based on his target award for the fiscal year in which the termination occurs;

•	Benefits Continuation: The Severance Plan and Mr. Lawrie’s employment agreement provide that upon an involuntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment;

•	Equity Awards: The amounts reported in the table below are the intrinsic value of RSU awards, PSUs and Career Shares that vest only if the executive experiences a qualifying termination of employment on or after the change in control (the table below assumes such termination occurred on March 31, 2018);

•	Reduction to Avoid Excise Tax: None of the NEOs is entitled to an excise tax gross up. To the extent that any payments or benefits provided to Severance Plan participants or to Mr. Lawrie (under his employment agreement) constitute excess parachute payments under Section 280G of the Internal Revenue Code, these payments will be reduced to the maximum amount that the executive may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that the executive would retain more, on an after-tax basis, having such payments so reduced.

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

Potential Payments Upon Change in Control and Termination of Employment

	Cash-based Payments		Equity-based Awards(1)			Total Payments(6)
Named Executive Officer (NEO)(7)	Cash Severance(2)	Misc Benefits Continuation (Cobra)(3)	Stock Options	Service- vesting RSUs(4)	PSUs(5)	(Cash + Equity)
J. Michael Lawrie	$6,250,000	$28,671	$—	$35,929,020	$29,422,819	$71,630,510
Paul N. Saleh	$1,906,667	$24,048	$—	$13,081,567	$2,640,622	$17,652,903
William L. Deckelman, Jr.	$1,441,067	$26,187	$—	$10,616,772	$1,375,351	$13,459,377
Stephen Hilton	$1,400,000	$35,331	$—	$16,206,140	$2,246,343	$19,887,814
TOTALS	$10,997,733	$114,237	$—	$75,833,499	$35,685,134	$122,630,603

1	DXC closing stock price on March 29, 2018 - $100.53 - used for equity values.

2	Cash severance was calculated using 2 times (Fiscal Year End 2018 base salary plus three-year average annual cash incentive payout (i.e., for FY2015-FY2017 performances)) plus, for Mr. Lawrie, 1 times pro-rata fiscal 2018 target annual cash incentive upon employment termination.

3	24 months of COBRA (i.e., health care continuation) benefits were used for all executives.

4	Unvested restricted service-vesting (RSU) equity were assumed to vest upon change-in-control.

5	Unvested performance-based (PSU) equity (including 100% of the fiscal 2018 PSUs) were assumed to vest at target upon change-in-control.

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6	Total Payments do not reflect any potential 280G excise taxes paid by executives or any potential reduction in the payments to avoid any 280G excise taxes.

7	Excludes Mr. Nefkens, terminated on March 31, 2018 and not eligible for payments upon a change-in-control.

Severance Plan for Senior Management and Key Employees

Each of the NEOs other than Mr. Lawrie and Mr. Nefkens participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of them either:

•	had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or

•	had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is equal to two times the sum of the participant’s then-current annual base salary plus the average of the three most recent annual cash incentive awards paid or determined. The number of years after termination of employment during which a participant would receive health and welfare benefits is equal to the same applicable multiple.

There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period.

For purposes of the Severance Plan, the following definitions apply:

•	Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.

•	A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:

1.	A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control

2.	A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control

3.	A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control

4.	A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value

5.	A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control

6.	Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment

7.	Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement

8.	Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability, or

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9.	Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the Change in Control.

•	Cause means:

•	fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates

•	conviction of a felony involving a crime of moral turpitude

•	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC, or

•	substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

Vesting of Equity Awards Upon Change in Control

RSUs, PSUs and Career Shares granted by DXC provide for accelerated vesting upon an executive’s qualifying termination of employment within two years following a Change in Control, defined as a change in ownership of the company, a change in effective control of the company or a change in the ownership of a substantial portion of the assets of the company, in each case as defined in Section 409A of the Internal Revenue Code. In general, for fiscal 2018 grants and prior CSC awards that converted into DXC RSU awards in connection with the merger, a qualifying termination of employment includes termination of the executive’s employment without cause, death, disability, or retirement on or after age 62 with at least 10 years of service. For the December 2015 retention PSU awards previously granted by CSC which were converted into DXC RSUs in connection with the merger and are otherwise scheduled to vest on December 15, 2018, a qualifying termination of employment generally includes termination of the executive’s employment without cause or termination by the executive for good reason. For Mr. Lawrie, a qualifying termination is as defined in his employment agreement, and includes a termination without cause, termination for good reason or resignation without good reason provided at least one year in the performance period for any outstanding, annual-cycle PSU award has elapsed.

Termination Benefits Unrelated to Change in Control

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2018, if their employment had been terminated on that date in the circumstances explained below, and the termination was unrelated to a change in control of DXC. These amounts are reported based upon each such executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $100.53 on March 29, 2018, the final trading day of fiscal 2018. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan.

The actual amounts that would be paid upon an NEO’s termination of employment absent a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.

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The amounts reported in the table below for Mr. Nefkens are the amounts which he actually became entitled to receive in connection with his termination of employment on March 31, 2018.

The benefits payable as a result of a termination of employment as reported in the columns of this table for executives other than Mr. Nefkens are as follows:

•	Cash Severance Benefit: Under the Severance Policy and Mr. Lawrie’s employment agreement, upon an involuntary termination without cause (or, in Mr. Lawrie’s case, a voluntary termination for good reason), executives are paid a multiple of base salary (plus, in Mr. Lawrie’s case, his target annual cash incentive award)

•	Pro-Rata Bonus: The Severance Policy and Mr. Lawrie’s employment agreement provide that, in the event of an involuntary termination without cause (or, in Mr. Lawrie’s case, termination for good reason), executives also will receive a pro-rata annual cash incentive award for the year in which the termination occurs based on actual performance

•	Benefits Continuation: The Severance Policy and Mr. Lawrie’s employment agreement provide that upon an involuntary termination without cause, executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment, and

•	Equity Awards: No unvested equity awards granted during fiscal 2018 would have become vested upon an executive’s termination of employment absent a change in control. Unvested RSU awards originally granted to executives by CSC prior to fiscal 2018 would have become vested upon an executive’s qualifying termination of employment based on the prior change in control of CSC.

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

POTENTIAL PAYMENTS UPON A NON CHANGE IN CONTROL EMPLOYMENT TERMINATION

Name	Cash Severance Benefit(1)	Benefits Continuation(2)	RSUs(3)	Aggregate Payments
J. Michael Lawrie	$12,500,000	$19,568	$31,753,908	$44,273,476
Paul N. Saleh	$2,304,000	$11,340	$10,047,672	$12,363,012
William L. Deckelman, Jr.	$1,669,200	$11,992	$8,442,107	$10,123,299
Stephen Hilton	$700,000	$16,837	$13,086,694	$13,803,531
Michael G. Nefkens(4)	$1,000,000	$17,127	$—	$1,017,127
Totals	$18,173,200	$76,864	$63,330,381	$81,580,445

1	Mr. Lawrie is entitled to two times base salary plus target bonus, plus a pro-rata bonus (annual cash incentive plan) for the year of employment termination. Every other NEO is entitled to 12 months of base salary continuation plus a pro-rata bonus (annual cash incentive plan) for the year of employment termination. For purposes of this disclosure, actual fiscal 2018 annual cash incentive award is used as the pro-rata bonus described above.

2	Mr. Lawrie is entitled to 18 months of Company-subsidized COBRA continuation coverage, while the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage.

3	DXC closing stock price on March 29, 2018 - $100.53 – used for equity values.

4	Includes $1,000,000 cash severance paid to Mr. Nefkens following his termination on March 31, 2018.

Executive Officer Severance Policy. The company also maintains the Severance Policy to provide severance benefits to certain executives whose employment with the company is terminated in situations not involving a change in control. The Severance Policy covers only those executive officers reporting directly to the CEO who are subject to Section 16 of the 1934 Act, and provides for benefits similar to those offered under the Severance Plan.

Upon termination of employment by DXC without cause (as defined in the Severance Policy), each covered executive may receive, in the discretion of DXC and the Compensation Committee, up to 12 months of base salary continuation, paid in

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installments, and 12 months of DXC- provided healthcare coverage continuation. Terminated executives also are eligible to receive a pro-rata portion of the annual cash incentive award earned for the year of employment termination, subject to approval by the Compensation Committee.

Vesting of Equity Awards Upon Terminations of Employment

All DXC annual equity awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement, other than for Cause (as defined below), at age 62 or older with at least 10 years of service (and, in the case of PSUs, provided the executive’s retirement date is more than one year after the grant date). None of the NEOs was eligible to retire under this definition as of March 31, 2018, the last day of DXC 2018 fiscal year. In addition, all annual equity awards, along with Career Shares, provide for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs and Mr. Lawrie’s supplemental PSU award occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount, if such termination occurred during the applicable performance period. If the NEOs had terminated employment due to death or permanent disability on March 31, 2018, they would have each received the amounts shown next to their names for early vesting of RSUs, PSUs and Career Shares on the Change in Control Termination Benefits table above, except that amounts for annual-cycle PSU grants and Mr. Lawrie’s supplemental PSU grant would be pro-rated.

In addition, Mr. Lawrie’s supplemental PSU award provides that upon his Qualifying Termination (as defined in his employment agreement) after the end of fiscal 2018, the PSUs remain outstanding and eligible to vest in full, and in the event of his resignation without good reason after the end of fiscal 2018, the PSUs remain outstanding and eligible to vest on a pro-rata basis (based on his service during the performance period), in each case based on DXC’s actual performance through the end of the performance period in fiscal 2020.

As a result of the merger, any stock options originally granted by CSC prior to the merger and that were outstanding on the merger date are exercisable until the end of their original ten-year term (or until the fifth anniversary of the executive’s death, if earlier).

For purposes of the Severance Policy, Cause means:

•	fraud, misappropriation, embezzlement or other act of material misconduct against the DXC or any of its affiliates

•	conviction of a felony involving a crime of moral turpitude

•	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC, or

•	substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the employee in writing by the employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the employee has failed to perform and (ii) the employee has thereafter failed to remedy such failure to perform.

There are provisions in the award agreements for all stock options and RSUs, PSUs and Career Shares which require the holder of such securities to deliver to DXC an amount in cash equal to the intrinsic value of the securities on the date (the Realization Date) they have vested (in the case of RSUs, PSUs or Career Shares) or are exercised (in the case of stock options) if the holder:

•	competes with DXC after voluntary termination of employment and prior to six months after the Realization Date, or

•	solicits DXC’s customers or solicits for hire or hires DXC’s employees, or discloses DXC’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

These forfeiture provisions do not apply if there is a Change in Control within three years prior to the employment termination date. In addition, DXC has entered into Non-Competition Agreements with all members of senior management.

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▶	Executive Compensation

Employment Agreement with Mr. Lawrie

Mr. Lawrie annual’s compensation opportunity is governed by his employment agreement. Pursuant to the employment agreement, DXC has agreed to employ Mr. Lawrie as its President and Chief Executive Officer through March 31, 2019 at a minimum annual base salary of $1,250,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. In respect of each fiscal year which commences during the term of his employment agreement, Mr. Lawrie also will receive equity awards (options, PSUs or time-vested RSUs) with an aggregate value of 850% of base salary, with the applicable mix of equity awards to be determined by the Board of Directors for each fiscal year in its discretion; and in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The employment agreement also provides for severance benefits described below. Finally, Mr. Lawrie generally is eligible to participate in DXC’s employee benefits plans on the same basis as all other executives. Mr. Lawrie reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

In the event that Mr. Lawrie’s employment is terminated by DXC without cause or if he resigns from DXC for good reason (as each such term is defined in the employment agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:

•	a pro-rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the Pro-Rata Bonus)

•	a severance payment equal to two times the sum of Mr. Lawrie’s (A) base salary and (B) target annual cash incentive award, payable in twenty-four equal monthly installments following Mr. Lawrie’s termination

•	COBRA premiums for a period of eighteen months following termination.

In general, in the event of a Qualifying Termination or resignation without good reason, any outstanding RSU awards would vest, and any outstanding, annual-cycle PSU awards as to which at least one year in the performance period has lapsed at the time of termination would remain outstanding and eligible to vest, based on performance as if termination had not occurred. The employment agreement also provides that upon the termination of Mr. Lawrie’s employment due to death or disability, he would be eligible to receive a Pro-Rata Bonus, which would have equaled the same amount as his actual fiscal 2018 annual cash incentive award as shown on the Summary Compensation Table had Mr. Lawrie terminated employment due to death or disability on March 31, 2018.

The severance benefits described above are subject to Mr. Lawrie’s continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition agreement described above and, in the event of a Qualifying Termination that was not in connection with a Change in Control, the execution and non-revocation of a release of claims against the company and certain related parties.

There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Lawrie’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of earnings during any such payment or benefits delay period.

Section 8: Fiscal 2018 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annual total compensation of our CEO, Mr. Lawrie, to our median employee’s annual total compensation.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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The methodology we used to determine the required disclosure consisted of the following:

•	We used January 1, 2018 as the date to identify our median employee.

•	The median employee was determined by using total taxable income, also referred as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2017 calendar year.

•	Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2017 were used. We did not annualize the salaries of seasonal or temporary employees.

•	For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the company’s standard exchange rates for fiscal 2018, which are also used for financial reporting purposes.

•	Given DXC’s presence in approximately 70 countries, in determining the median employee we used cost-of-living adjustments to normalize differences in the underlying economic conditions of the countries where DXC operates, as permitted under the rules. Cost-of-living adjustments were based on the World Bank’s 2017 PPP ratio, or Purchasing Power Parity, for all countries outside of the United States.

•	As permitted by the de minimis exemption under the rules, we excluded 7,625 employees in Croatia (2), Fiji (23), Indonesia (49), Ireland (407), Nigeria (9), Oman (2), Peru (107), the Philippines (5,890), the Russian Federation (64), Tunisia (17), Ukraine (8), Venezuela (37), and Vietnam (1,010), who, as a group, represented approximately 5% of our total employee population of approximately 152,500 on January 1, 2018. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 145,000 employees.

Our median employee, determined using cost-of-living adjustments, resides in India. The annual total compensation of the median employee was $79,604, with the application of the same cost-of-living adjustments used to determine the median employee. The annual total compensation of Mr. Lawrie, our CEO, as reported in the Summary Compensation Table was $32,185,309. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 404:1, with cost-of-living adjustments applied. Without the application of cost-of-living adjustments, the annual total compensation of the median employee was $39,945, resulting in a ratio of 806:1.

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▶	Additional Information

G. Additional Information

Business for 2019 Annual Meeting

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2019 Annual Meeting of Stockholders, the written proposal must be received by DXC’s Corporate Secretary at our principal executive offices not later than March 2, 2019. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

Facsimile: 1-703-991-0430

Stockholders seeking to nominate directors at the 2019 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2019 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2019 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

•	not earlier than the close of business on April 12, 2019; and

•	not later than the close of business on May 12, 2019.

Householding; Availability of 2018 Annual Report and Proxy Statement

The SEC permits DXC to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding”, can result in significant cost savings for the company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

If you would like an additional copy of the 2018 Annual Report or this proxy statement, with exhibits, these documents are available on the Company’s website, www.dxc.technology, under About Us/Investor Relations/SEC Filings. These documents are also available without charge to any stockholder, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

1775 Tysons Boulevard

Tysons, VA 22102

66	2018 Proxy Statement

Additional Information	◀

If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

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▶	Appendix A

Appendix A - Independence Standards

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with DXC Technology or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.	The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.	(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

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Appendix B	◀

Appendix B – Non-GAAP Financial Measure

Adjusted free cash flow is a non-GAAP financial measure. We present this non-GAAP financial measure to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. The non-GAAP financial measure excludes certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes this non-GAAP measure provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measure provided is also considered an important measure by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.

There are limitations to the use of this non-GAAP financial measure presented in this proxy statement. One of the limitations is that it does not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	12 Month Ended
(in millions)	March 31, 2018	CSC March 31, 2017
Net cash provided by operating activities	$3,243	$978
Net cash used in investing activities(1)	(26)	(840)
Acquisitions, net of cash acquired	(735)	434
Business dispositions	—	(3)
Payments on capital leases and other long-term asset financings	(1,060)	(145)
Payments on transaction, separation and integration-related costs	284	268
Payments on restructuring costs	792	141
Sale of accounts receivables, net DPP	(19)	(223)
Sale of USPS accounts receivable	(52)	—
Adjusted free cash flow	$2,427	$610

(1)	Excludes capital expenditures financed through our lease credit facility.

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Learn more at www.dxc.technology About DXC Technology DXC Technology (DXC: NYSE) is the world’s leading independent, end-to-end IT services company, serving nearly 6,000 private and public-sector clients from a diverse array of industries across 70 countries. The company’s technology independence, global talent and extensive partner network deliver transformative digital offerings and solutions that help clients harness the power of innovation to thrive on change. DXC Technology is recognized among the best corporate citizens globally. For more information, visit www.dxc.technology. © 2018 DXC Technology Company. All rights reserved. MD_7743b-19. June 2018

DXC INVESTOR RELATIONS 1775 TYSONS BOULEVARD TYSONS, VA 22102 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet up until 11:59 p.m. Eastern Time on August 14, 2018 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/DXC2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1.800.690.6903 To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on August 14, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Time on August 13, 2018. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E49553-P11067-Z72776 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DXC TECHNOLOGY COMPANY The Board of Directors recommends you vote “FOR” each of the nominees in Proposal 1: 1. To elect ten nominees to the DXC Board of Directors For Against Abstain Nominees: 1a. Mukesh Aghi ! ! ! 1b. Amy E. Alving ! ! ! The Board of Directors recommends you vote “FOR” For Against Abstain Proposal 2: 1c. David L. Herzog ! ! ! 2. Ratication of the appointment of Deloitte & Touche LLP as ! ! ! our independent registered public accounting rm for 1d. Sachin Lawande ! ! ! scal year ending March 31, 2019 1e. J. Michael Lawrie ! ! ! The Board of Directors recommends you vote “FOR” For Against Abstain Proposal 3: 1f. Mary L. Krakauer ! ! ! 3. Approval, by advisory vote, of named executive ofcer ! ! ! compensation 1g. Julio A. Portalatin ! ! ! 1h. Peter Rutland ! ! ! 1i. Manoj P. Singh ! ! ! 1j. Robert F. Woods ! ! ! To provide comments, please check this box and write them on the back ! where indicated. Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or duciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE TO STOCKHOLDERS VOTING PREVENTS ESCHEATMENT Most states have escheatment laws which require DXC to transfer stockholder accounts when they meet that state’s criteria for abandoned property. These laws require DXC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder’s possession is cancelled on the records of DXC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted DXC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale. Therefore, it is very important that you vote and that DXC has your current address. If you have moved, please provide your new address to DXC’s transfer agent: EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874; telephone 800.468.9716; and Internet address: shareowneronline.com. Please inform EQ if there are multiple accounts or stock is held under more than one name. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E49554-P11067-Z72776 DXC TECHNOLOGY COMPANY ANNUAL MEETING OF STOCKHOLDERS, AUGUST 15, 2018 The undersigned hereby appoints J. MICHAEL LAWRIE, PAUL N. SALEH and WILLIAM L. DECKELMAN, JR., or either of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of DXC Technology Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held atwww.virtualshareholdermeeting.com/DXC2018, at 10:30 a.m., Eastern Time, on August 15, 2018, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting. This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan. This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted FOR the election of each of the director nominees on the reverse side and FOR proposals 2 and 3. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof. Shares allocated to this account and held in the Company’s Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by August 13, 2018, those shares will be voted in the same proportion as the shares for which voting instructions have been received. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy may be revoked at any time prior to the voting thereof. Note: This proxy must be signed and dated on the reverse side. Comments: (If you noted any Comments above, please mark corresponding box on the reverse side.)